Exhibit 10.12

Office Lease

PENINSULA OFFICE PARK

PENINSULA OFFICE PARK BUILDING 8

SAN MATEO, CALIFORNIA

Between

EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company as Landlord,

and

EXTEND HEALTH, INC., a Delaware corporation

as Tenant

OFFICE LEASE

This Office Lease (this “Lease”), dated as of the date set forth in Section 1.1, is made by and between EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company (“Landlord”), and EXTEND HEALTH, INC., a Delaware corporation (“Tenant”). The following exhibits are incorporated herein and made a part hereof: Exhibit A (Outline of Premises); Exhibit B (Work Letter); Exhibit C (Form of Confirmation Letter); Exhibit D (Rules and Regulations); Exhibit E (Judicial Reference); Exhibit F (Additional Provisions); Exhibit G (Asbestos Notification); Exhibit H (Suite 405 Offering Space); and Exhibit I (Suite 420 Offering Space).

1. BASIC LEASE INFORMATION

1.1 Date	June 28, 2010

1.2 Premises.

1.2.1 “Building”:	2929 Campus Drive, San Mateo, California, commonly known as Peninsula Office Park Building 8.

1.2.2 “Premises”:

Subject to Section 2.1.1, 9,862 rentable square feet of space located on the fourth floor of the Building and commonly known as Suite 400, the outline and location of which is set forth in Exhibit A. If the Premises includes any floor in its entirety, all corridors and restroom facilities located on such floor shall be considered part of the Premises.

1.2.3 “Property”:

The Building, the parcel(s) of land upon which it is located, and, at Landlord’s discretion, any parking facilities and other improvements serving the Building and the parcel(s) of land upon which such parking facilities and other improvements are located.

1.2.4 “Project”:	The Property or, at Landlord’s discretion, any project containing the Property and any other land, buildings or other improvements.

1.3 Term

1.3.1 Term:	The term of this Lease (the “Term”) shall commence on the Commencement Date and end on the Expiration Date (or any earlier date on which this Lease is terminated as provided herein).

1.3.2 “Commencement Date”:

The earlier of (i) the first date on which Tenant conducts business in the Premises pursuant to this Lease, or (ii) the date on which the Premises is Ready for Occupancy (defined in Exhibit B), which is anticipated to be November 1, 2010.

1.3.3 “Expiration Date”:	The last day of the 60th full calendar month commencing on or after the Commencement Date.

1.4	“Base Rent”:

Period During Term	Annual Base Rent Per Rentable Square Foot	Monthly Base Rent Per Rentable Square Foot (rounded to the nearest 100th of a dollar)	Monthly Installment of Base Rent
Commencement Date through last day of 12th full calendar month of Term	$28.80	$2.40	$23,668.80
13th through 24th full calendar months of Term	$29.64	$2.47	$24,359.14
25th through 36th full calendar months of Term	$30.60	$2.55	$25,148.10
37th through 48th full calendar months of Term	$31.44	$2.62	$25,838.44
49th full calendar month of Term through Expiration Date	$32.40	$2.70	$26,627.40

Notwithstanding the foregoing, so long as no Default (defined in Section 19.1) exists, Tenant shall be entitled to an abatement of Base Rent, in the amount of $23,668.80 per month, for the first three (3) full calendar months of the Term.

1.5 “Base Year” for Expenses:	Calendar year 2011.

“Base Year” for Taxes:	Calendar year 2011.

1.6 “Tenant’s Share”:	10.8585% (based upon a total of 90,823 rentable square feet in the Building), subject to Section 2.1.1.

1.7 “Permitted Use”:	General office use consistent with a first-class office building; provided in no event shall the Premises, or any portion of the Premises, be used for the sale of food from the Premises to the public.

1.8 “Security Deposit”:	$47,337.60, as more particularly described in Section 21.

Prepaid Base Rent:	$23,668.80, as more particularly described in Section 3.

1.9 Parking:

Thirty-three (33) unreserved parking spaces, at the rate of $0 per space per month.

Zero (0) reserved parking space(s), at the rate of $0 per space per month, as such rate may be adjusted from time to time to reflect Landlord’s then current rates.

1.10 Address of Tenant:	Before the Commencement Date: 330 Primrose Road, Suite 610 Burlingame, California 94010 Attn: Joseph J. Murad From and after the Commencement Date: the Premises; Attn: Joseph J. Murad

1.11 Address of Landlord:

c/o Equity Office

2655 Campus Drive, Suite 100

San Mateo, California 94403

Attn: Building manager

with copies to:

Equity Office

2655 Campus Drive, Suite 100

San Mateo, California 94403

Attn: Managing Counsel

and

Equity Office

Two North Riverside Plaza

Suite 2100

Chicago, IL 60606

Attn: Lease Administration

1.12 Broker(s):	CB Richard Ellis (“Tenant’s Broker”), representing Tenant, and Cassidy Turley/BT Commercial (“Landlord’s Broker”), representing Landlord.

1.13 Building Hours and Holidays:

“Building Hours” mean 7:00 a.m. to 6:00 p.m., Monday through Friday, excluding the day of observation of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and, at Landlord’s discretion, any other locally or nationally recognized holiday that is observed by other buildings comparable to and in the vicinity of the Building (collectively, “Holidays”).

1.14 “Transfer Radius”:	None.

1.15 “Tenant Improvements”:	Defined in Exhibit B, if any.

1.16 “Guarantor”:	As of the date hereof, there is no Guarantor.

2. PREMISES AND COMMON AREAS.

2.1 The Premises.

2.1.1 Subject to the terms hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. Landlord and Tenant acknowledge that the rentable square footage of the Premises is as set forth in Section 1.2.2 and the rentable square footage of the Building is as set forth in Section 1.6; provided, however, that Landlord may from time to time re-measure the Premises and/or the Building in accordance with any generally accepted measurement standards selected by Landlord and shall adjust Tenant’s Share based on such re-measurement; provided further, however, that any such re-measurement shall not affect the amount of Base Rent payable for, or the amount of any tenant allowance applicable to, the initial Term. At any time Landlord may deliver to Tenant a notice substantially in the form of Exhibit C, as a confirmation of the information set forth therein. Tenant shall execute and return (or, by notice to Landlord, reasonably object to) such notice within 10 days after receiving it, and if Tenant fails to do so, Tenant shall be deemed to have executed and returned it without exception.

2.1.2 Except as expressly provided herein, the Premises is accepted by Tenant in its condition and configuration existing on the date hereof (or in such other condition and configuration as any existing tenant of the Premises may cause to exist in accordance with its lease), without any obligation of Landlord to perform or pay for any alterations to the Premises, and without any representation or warranty regarding the condition of the Premises, the Building or the Project or their suitability for Tenant’s business. By taking possession of the Premises pursuant to this Lease, Tenant acknowledges that the Premises and the Building are then in the condition and configuration required hereunder.

2.2 Common Areas. Tenant may use, in common with Landlord and other parties and subject to the Rules and Regulations (defined in Exhibit D), any portions of the Property that are designated from time to time by Landlord for such use (the “Common Areas”).

3. RENT. Tenant shall pay all Base Rent and Additional Rent (defined below) (collectively, “Rent”) to Landlord or Landlord’s agent, without prior notice or demand or any setoff or deduction, at the following address: c/o Equity Office, Department #12916, P.O. Box 601051, Pasadena, California, 91189-1051, or such other place that Landlord may designate from time to time upon 30 days prior written notice to Tenant. As used herein, “Additional Rent” means all amounts, other than Base Rent, that Tenant is required to pay Landlord hereunder. Monthly payments of Base Rent and monthly payments of Additional Rent for Expenses (defined in Section 4.2.2), Taxes (defined in Section 4.2.3) and parking (collectively, “Monthly Rent”) shall be paid in advance on or before the first day of each calendar month during the Term; provided, however, that the installment of Base Rent for the first full calendar month for which Base Rent is payable hereunder shall be paid upon Tenant’s execution and delivery hereof. Except as otherwise provided herein, all other items of Additional Rent shall be paid within 30 days after Landlord’s request for payment. Rent for any partial calendar month shall be prorated based on the actual number of days in such month. Without limiting Landlord’s other rights or remedies, (a) if any installment of Rent is not received by Landlord or its designee within five (5) business days after its due date, Tenant shall pay Landlord a late charge equal to 5% of the overdue amount; and (b) any Rent that is not paid within 10 days after its due date shall bear interest, from its due date until paid, at the lesser of 18% per annum or the highest rate permitted by Law (defined in Section 5). Tenant’s covenant to pay Rent is independent of every other covenant herein.

4. EXPENSES AND TAXES.

4.1 General Terms. In addition to Base Rent, Tenant shall pay, in accordance with Section 4.4, for each Expense Year (defined in Section 4.2.1), an amount equal to the sum of (a) Tenant’s Share of any amount (the “Expense Excess”) by which Expenses for such Expense Year exceed Expenses for the Base Year, plus (b) Tenant’s Share of any amount (the “Tax Excess”) by which Taxes for such Expense Year exceed Taxes for the Base Year. No decrease in Expenses or Taxes for any Expense Year below the corresponding amount for the Base Year shall entitle Tenant to any decrease in Base Rent or any credit against amounts due hereunder. Tenant’s Share of the Expense Excess and Tenant’s Share of the Tax Excess for any partial Expense Year shall be prorated based on the number of days in such Expense Year.

4.2 Definitions. As used herein, the following terms have the following meanings:

4.2.1 “Expense Year” means each calendar year, other than the Base Year, in which any portion of the Term occurs.

4.2.2 “Expenses” means all expenses, costs and amounts that Landlord pays or accrues during the Base Year or any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Property. Landlord shall act in a reasonable manner in incurring Expenses. Expenses shall include (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining and renovating the utility, telephone, mechanical, sanitary, storm-drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, the cost of contesting any Laws that may affect Expenses, and the costs of complying with any governmentally-mandated transportation-management or similar program; (iii) the cost of all insurance premiums and deductibles; (iv) the cost of landscaping and relamping; (v) the cost of parking-area operation, repair, restoration, and maintenance; (vi) fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Property (provided, however, that, on an annual basis, no management fee shall exceed 5% of the gross receipts of the Property for such year); (vii) payments under any equipment-rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation, expenses and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Property, and costs of training, uniforms, and employee enrichment for such persons; (ix) the costs of operation, repair, maintenance and replacement of all systems and equipment (and components thereof) of the Property; (x) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xi) rental or acquisition costs of supplies, tools, equipment, materials and personal property used in the maintenance, operation and repair of the Property; (xii) the cost of capital improvements or any other items that are (A) intended to effect economies in the operation or maintenance of the Property, reduce current or future Expenses, enhance the safety or security of the Property or its occupants, or enhance the environmental sustainability of the Property’s operations, (B) replacements or modifications of nonstructural items located in the Base Building (defined in Section 7) or Common Areas that are required to keep the Base Building or Common Areas in good condition, or (C) required under any Law; (xiii) Intentionally Omitted; (xiv) payments under any existing or future reciprocal easement agreement, transportation management agreement, cost-sharing agreement or other covenant, condition, restriction or similar instrument affecting the Property; and (xv) any fees or other charges (other than taxes which are addressed below) imposed by any governmental or quasi-governmental agency in connection with the Parking Facility.

Notwithstanding the foregoing, Expenses shall not include: (a) capital expenditures not described in clauses (xi) or (xii) above (in addition, any capital expenditure shall be included in Expenses only if paid or accrued after the Base Year and shall be amortized (including actual or imputed interest on the amortized cost) over the lesser of (i) the useful life of the applicable item, as reasonably determined by Landlord, or (ii) the period of time that Landlord reasonably estimates will be required for any cost savings resulting from such item to equal the cost of such item); (b) depreciation; (c) principal payments of mortgage or other non-operating debts of Landlord; (d) costs of repairs to the extent Landlord is reimbursed by insurance or condemnation proceeds; (e) except as provided in clause (xiii) above, costs of leasing space in the Building, including brokerage commissions, lease concessions, rental abatements and construction allowances granted to specific tenants; (f) costs of selling, financing or refinancing the Building; (g) fines, penalties or interest resulting from late payment of Taxes or Expenses; (h) organizational expenses of creating or operating the entity that constitutes Landlord; (i) damages paid to Tenant hereunder or to other tenants of the Building under their respective leases; (j) ground lease rental; (k) attorney’s fees and other expenses incurred in connection with negotiations or disputes with tenants or other occupants of the Building; (l) costs of services or benefits made available to other tenants of the Building but not to Tenant; (m) costs of purchasing or leasing major sculptures, paintings or other artwork (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building); (n) costs of curing defects in design or original construction of the Project; or (o) costs of cleaning up Hazardous Materials, except for routine cleanup performed as part of the ordinary operation and maintenance of the Property (as used herein, “Hazardous Materials” means any material now or hereafter defined or regulated by any Law or governmental authority as radioactive, toxic, hazardous, or waste, or a chemical known to the state of California to cause cancer or reproductive toxicity, including (1) petroleum and any of its constituents or byproducts, (2) radioactive materials, (3) asbestos in any form or condition, and (4) materials regulated by any of the following, as amended from time to time, and any rules promulgated thereunder: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§2601, et seq.; the Clean Water Act, 33 U.S.C. §§1251 et seq; the Clean Air Act, 42 U.S.C. §§7401 et seq.; The California Health and Safety Code; The California Water Code; The California Labor Code; The California Public Resources Code; and The California Fish and Game Code.).

If, in the Base Year or any Expense Year, the Property is not 95% occupied (or a service provided by Landlord to tenants of the Building generally is not provided by Landlord to a tenant that provides such service itself, or any tenant of the Building is entitled to free rent, rent abatement or the like), Expenses for such year shall be determined as if the Property had been 95% occupied (and all services provided by Landlord to tenants of the Building generally had been provided by Landlord to all tenants, and no tenant of the Building had been entitled to free rent, rent abatement or the like) throughout such year. If insurance, security or utility costs for any Expense Year are less than insurance, security or utility costs, respectively, for the Base Year, then, for purposes of determining Expenses for such Expense Year, such costs for such Expense Year shall be deemed to be increased so as to be equal to such corresponding costs for the Base Year. Notwithstanding any contrary provision hereof, Expenses for the Base Year shall exclude (a) any market-wide cost increases resulting from extraordinary circumstances, including Force Majeure (defined in Section 25.2), boycotts, strikes, conservation surcharges, embargoes or shortages, and (b) at Landlord’s option, the cost of any repair or replacement that Landlord reasonably expects will not recur on an annual or more frequent basis.

4.2.3 “Taxes” means all federal, state, county or local governmental or municipal taxes, fees, charges, assessments, levies, licenses or other impositions, whether general, special, ordinary or extraordinary, that are paid or accrued during the Base Year or any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing or operation of the Property. Taxes shall include (a) real estate taxes; (b) general and special assessments; (c) transit taxes (including, without limitation, any taxes imposed by any governmental or quasi-governmental agency in connection with the Parking Facility); (d) leasehold taxes; (e) personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property used in connection with the Property; (f) any tax on the rent, right to rent or other income from any portion of the Property or as against the business of leasing any portion of the Property; (g) any assessment, tax, fee, levy or charge imposed by any governmental agency, or by any non-governmental entity pursuant to any private cost-sharing agreement, in order to fund the provision or enhancement of any fire-protection, street-, sidewalk- or road-maintenance, refuse-removal or other service that is (or, before the enactment of Proposition 13, was) normally provided by governmental agencies to property owners or occupants without charge (other than through real property taxes); and (h) any assessment, tax, fee, levy or charge allocable or measured by the area of the Premises or by the Rent payable hereunder, including any business, gross income, gross receipts, sales or excise tax with respect to the receipt of such Rent. Any costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Taxes shall be included in Taxes for the year in which they are incurred. Notwithstanding any contrary provision hereof, Taxes shall be determined without regard to any “green building” credit and shall exclude (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property), (ii) any Expenses, and (iii) any items required to be paid by Tenant under Section 4.5.

4.3 Allocation. Landlord, in its reasonable discretion, may equitably allocate Expenses among office, retail or other portions or occupants of the Property. If Landlord incurs Expenses or Taxes for the Property together with another property, Landlord, in its reasonable discretion, shall equitably allocate such shared amounts between the Property and such other property.

4.4 Calculation and Payment of Expense Excess and Tax Excess.

4.4.1 Statement of Actual Expenses and Taxes; Payment by Tenant. Landlord shall give to Tenant, after the end of each Expense Year, a statement (the “Statement”) setting forth the actual Expenses, Taxes, Expense Excess and Tax Excess for such Expense Year. If the amount paid by Tenant for such Expense Year pursuant to Section 4.4.2 is less or more than the sum of Tenant’s Share of the actual Expense Excess plus Tenant’s Share of the actual Tax Excess (as such amounts are set forth in such Statement), Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after delivery of such Statement. Landlord shall use reasonable efforts to deliver the Statement on or before May 1 of the calendar year immediately following the Expense Year to which it applies. Any failure of Landlord to timely deliver the Statement for any Expense Year shall not diminish either party’s rights under this Section 4.

4.4.2 Statement of Estimated Expenses and Taxes. Landlord shall give to Tenant, for each Expense Year, a statement (the “Estimate Statement”) setting forth Landlord’s reasonable estimates of the Expenses, Taxes, Expense Excess (the “Estimated Expense Excess”)

and Tax Excess (the “Estimated Tax Excess”) for such Expense Year. Upon receiving an Estimate Statement, Tenant shall pay, with its next installment of Base Rent that is due 30 days after Tenant receives the Estimate Statement, an amount equal to the excess of (a) the amount obtained by multiplying (i) the sum of Tenant’s Share of the Estimated Expense Excess plus Tenant’s Share of the Estimated Tax Excess (as such amounts are set forth in such Estimate Statement), by (ii) a fraction, the numerator of which is the number of months that have elapsed in the applicable Expense Year (including the month of such payment) and the denominator of which is 12, over (b) any amount previously paid by Tenant for such Expense Year pursuant to this Section 4.4.2. Until Landlord delivers a new Estimate Statement, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the sum of Tenant’s Share of the Estimated Expense Excess plus Tenant’s Share of the Estimated Tax Excess, as such amounts are set forth in the previous Estimate Statement. Landlord shall use reasonable efforts to deliver an Estimate Statement for each Expense Year on or before January I of such Expense Year. Any failure of Landlord to timely deliver any Estimate Statement shall not diminish Landlord’s rights to receive payments and revise any previous Estimate Statement under this Section 4.

4.4.3 Retroactive Adjustment of Taxes. Notwithstanding any contrary provision hereof, if, after Landlord’s delivery of any Statement, an increase or decrease in Taxes occurs for the applicable Expense Year or for the Base Year (whether by reason of reassessment, error, or otherwise), Taxes for such Expense Year or the Base Year, as the case may be, and the Tax Excess for such Expense Year shall be retroactively adjusted. If, as a result of such adjustment, it is determined that Tenant has under- or overpaid Tenant’s Share of such Tax Excess, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after such adjustment is made.

4.5 Charges for Which Tenant Is Directly Responsible. Tenant shall pay, 10 days before delinquency, any taxes levied against Tenant’s equipment, furniture, fixtures and other personal property located in or about the Premises. If any such taxes are levied against Landlord or its property (or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or other personal property of Tenant), Landlord may pay such taxes (or such increased assessment) regardless of their (or its) validity, in which event Tenant, within 15 days after Tenant receives a demand, shall repay to Landlord the amount so paid. If the Leasehold Improvements (defined in Section 7.1) are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, the Taxes levied against Landlord or the Property by reason of such excess assessed valuation shall be deemed taxes levied against Tenant’s personal property for purposes of this Section 4.5. Notwithstanding any contrary provision hereof, Tenant shall pay, 10 days before delinquency, (i) any rent tax, sales tax, service tax, transfer tax or value added tax, or any other tax respecting the rent or services described herein or otherwise respecting this transaction or this Lease; and (ii) any taxes assessed upon the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of any portion of the Property.

5. USE; COMPLIANCE WITH LAWS. Tenant shall not (a) use the Premises for any purpose other than the Permitted Use, or (b) do anything in or about the Premises that violates any of the Rules and Regulations, damages the reputation of the Project, interferes with, injures or annoys other occupants of the Building, or constitutes a nuisance. Tenant, at its expense, shall comply with all Laws relating to (i) the operation of its business at the Project, (ii) the use, condition, configuration or occupancy of the Premises, or (iii) the Building systems located in or exclusively serving the Premises. If, in order to comply with any such Law, Tenant must obtain or deliver any permit, certificate or other document evidencing such compliance, Tenant shall provide a copy of such document to Landlord promptly after obtaining or delivering it. If a change to any Common Area, the Building structure, or any Building system located outside of and not exclusively serving the Premises becomes required under Law as a result of any Tenant-Insured improvement (defined in Section 10.2.2) or any use of the Premises other than general office use, Tenant, within 15 days after Tenant receives a demand, shall (x) at Landlord’s option, either make such change at Tenant’s cost or pay Landlord the cost of making such change, and (y) pay Landlord a coordination fee equal to 5% of the cost of such change. As used herein, “Law” means any existing or future law, ordinance, regulation or requirement of any governmental authority having jurisdiction over the Project or the parties.

6. SERVICES.

6.1 Standard Services. Landlord shall provide the following services on all days (unless otherwise stated below): (a) subject to limitations imposed by Law, customary heating, ventilation and air conditioning (“HVAC”) in season during Building Hours; (b) electricity supplied by the applicable public utility, stubbed to the Premises; (c) water supplied by the applicable public utility (i) for use in lavatories and any drinking facilities located in Common Areas within the Building, and (ii) stubbed to the Building core for use in any plumbing fixtures located in the Premises; (d) janitorial services to the Premises, except on weekends and Holidays; and (e) elevator service (subject to scheduling by Landlord, and payment of Landlord’s standard usage fee, for any freight service).

6.2 Above-Standard Use. Landlord shall provide HVAC service outside Building Hours if Tenant gives Landlord such prior notice and pays Landlord such hourly cost per zone as Landlord may require. The parties acknowledge that, as of the date hereof, Landlord’s charge for HVAC service outside Building Hours is $50.00 per hour per zone, subject to change from time to time to Landlord’s then standard after hours HVAC charge for the Building. Tenant shall not, without Landlord’s prior consent, use equipment that may affect the temperature maintained by the air conditioning system or consume above-Building-standard amounts of any water furnished for the Premises by Landlord pursuant to Section 6.1. If Tenant’s consumption of electricity or water exceeds the rate Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord, within 15 days after Tenant receives a billing, the cost of such excess consumption, including any costs of installing, operating and maintaining any equipment that is installed in order to supply or measure such excess electricity or water. The connected electrical load of Tenant’s incidental-use equipment shall not exceed the Building-standard electrical design load, and Tenant’s electrical usage shall not exceed the capacity of the feeders to the Project or the risers or wiring installation.

6.3 Interruption. Any failure to furnish, delay in furnishing, or diminution in the quality or quantity of any service resulting from any application of Law, failure of equipment, performance of maintenance, repairs, improvements or alterations, utility interruption, or event of Force Majeure (each, a “Service Interruption”) shall not render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder. Notwithstanding the foregoing, if all or a material portion of the Premises is made untenantable for the Permitted Use or inaccessible for more than three (3) consecutive business days after notice from Tenant to Landlord by a Service Interruption that Landlord can correct through reasonable efforts, then, as Tenant’s sole remedy, Monthly Rent shall abate for the period beginning on the day immediately following such 3-business-day period and ending on the day such Service Interruption ends, but only in proportion to the percentage of the rentable square footage of the Premises made untenantable for the Permitted Use or inaccessible.

7. REPAIRS AND ALTERATIONS.

7.1 Repairs. Tenant, at its expense, shall perform all maintenance and repairs (including replacements) to the Premises that are not Landlord’s express responsibility hereunder, and shall keep the Premises in good condition and repair, and reasonable wear and tear and damage from a Casualty or Taking excepted. Tenant’s maintenance and repair obligations shall include (a) all leasehold improvements in the Premises, whenever and by whomever installed or paid for, including any Tenant Improvements, any Alterations (defined in Section 7.2), and any leasehold improvements installed pursuant to any prior lease, but excluding the Base Building (the “Leasehold Improvements”); (b) all supplemental heating, ventilation and air conditioning units, kitchens (including hot water heaters, dishwashers, garbage disposals, insta-hot dispensers, and plumbing) and similar facilities exclusively serving Tenant, whether located inside or outside of the Premises, and whenever and by whomever installed or paid for; and (c) all Lines (defined in Section 23). Notwithstanding the foregoing, Landlord may, at its option, perform such maintenance and repairs on Tenant’s behalf, in which case Tenant shall pay Landlord, within 15 days after Tenant receives a demand and reasonable evidence of the cost, the cost of such work plus a coordination fee equal to 5% of such cost. Landlord shall perform all maintenance and repairs to (i) the roof and exterior walls and windows of the Building, (ii) the Base Building, and (iii) the Common Areas. As used herein, “Base Building” means the structural portions of the Building (including the foundation), together with all mechanical (including HVAC), electrical, plumbing and fire/life-safety systems serving the Building in general, whether located inside or outside of the Premises.

7.2 Alterations. Tenant may not make any improvement, alteration, addition or change to the Premises or to any mechanical, plumbing or HVAC facilities or other systems serving the Premises (an “Alteration”) without Landlord’s prior consent, which consent shall be requested by Tenant not less than 30 days before commencement of work and shall not be unreasonably withheld, conditioned or delayed by Landlord. Notwithstanding the foregoing, Landlord’s prior consent shall not be required for any Alteration that is decorative only (e.g., carpet installation or painting) provided that Landlord receives 10 business days’ prior notice. For any Alteration, (a) Tenant, before commencing work, shall deliver to Landlord, and obtain Landlord’s approval of, plans and specifications (provided, however, that with respect to decorative Alterations, Tenant shall be permitted to satisfy this requirement by delivering a general description of the proposed work, in lieu of plans and specifications); (b) except in connection with an Alteration reasonably estimated to cost less than $50,000.00, Landlord, in its discretion, may require Tenant to obtain security for performance satisfactory to Landlord; (c) Tenant shall deliver to Landlord “as built” drawings (in CAD format, if requested by Landlord; provided, however, that such as-built drawings shall not be required for decorative Alterations), completion affidavits, full and final lien waivers, and all governmental approvals; and (d) Tenant shall pay Landlord within 15 days after Tenant receives a demand (i) Landlord’s reasonable out-of-pocket expenses incurred in reviewing the work, and (ii) a coordination fee equal to 5% of the cost of the work; provided, however, that this clause (d) shall not apply to any Tenant Improvements nor to any decorative Alteration.

7.3 Tenant Work. Before commencing any repair or Alteration (“Tenant Work”), Tenant shall deliver to Landlord, and obtain Landlord’s approval of, (a) names of contractors, subcontractors, mechanics, laborers and materialmen; (b) evidence of contractors’ and subcontractors’ insurance; and (c) any required governmental permits. Tenant shall perform all Tenant Work (i) in a good and workmanlike manner using materials of a quality reasonably approved by Landlord; (ii) in compliance with any approved plans and specifications, all Laws, the National Electric Code, and Landlord’s reasonable construction rules and regulations; and (iii) in a manner that does not impair the Base Building. If, as a result of any Tenant Work, Landlord becomes required under Law to perform any inspection, give any notice, or cause such Tenant Work to be performed in any particular manner, Tenant shall comply with such requirement and promptly provide Landlord with reasonable documentation of such compliance. Landlord’s approval of Tenant’s plans and specifications shall not relieve Tenant from any obligation under this Section 7.3. In performing any Tenant Work, Tenant shall not use contractors, services, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project.

8. LANDLORD’S PROPERTY. All Leasehold Improvements shall become Landlord’s property upon installation and without compensation to Tenant. Notwithstanding the foregoing, before the expiration or earlier termination hereof, Tenant shall, at Landlord’s election, either (a) at Tenant’s expense, and except as otherwise notified by Landlord, remove any Tenant-Insured Improvements, repair any resulting damage to the Premises or Building, and restore the affected portion of the Premises to its condition existing before the installation of such Tenant-Insured Improvements, or (b) pay Landlord an amount equal to the estimated cost of such work, as reasonably determined by Landlord. If Tenant fails to perform, before the expiration or earlier termination hereof, any work required under clause (a) of the preceding sentence, Landlord may perform such work at Tenant’s expense. If, when it requests Landlord’s approval of any Tenant Improvements or Alterations, Tenant specifically requests that Landlord identify any such Tenant Improvements or Alterations that will not be required to be removed pursuant to this Section 8, Landlord shall do so when it provides such approval.

9. LIENS. Tenant shall keep the Project free from any lien arising out of any work performed, material furnished or obligation incurred by or on behalf of Tenant. Tenant shall remove any such lien by bond or otherwise within 10 business days after notice from Landlord, and if Tenant fails to do so, Landlord, without limiting its remedies, may pay the amount necessary to cause such removal, whether or not such lien is valid. The amount so paid, together with reasonable attorneys’ fees and expenses, shall be reimbursed by Tenant upon demand.

10. INDEMNIFICATION; INSURANCE.

10.1 Waiver and Indemnification. Tenant waives all claims against Landlord, its Security Holders (defined in Section 17), Landlord’s managing agent(s), their (direct or indirect) owners, and the beneficiaries, trustees, officers, directors, employees and agents of each of the foregoing (including Landlord, the “Landlord Parties”) for (i) any damage to person or property (or resulting from the loss of use thereof), except to the extent such damage is caused by the negligence or willful misconduct of any Landlord Party, or (ii) any failure to prevent or control any criminal or otherwise wrongful conduct by any third party or to apprehend any third party who has engaged in such conduct. Tenant shall indemnify, defend, protect, and hold the Landlord Parties harmless from any obligation, loss, claim, action, liability, penalty, damage, cost or expense (including reasonable attorneys’ and consultants’ fees and expenses) (each, a “Claim”) that is imposed or asserted by any third party and arises from (a) any cause in, on or about the Premises, (b) occupancy of the Premises by, or any negligence or willful misconduct of, Tenant, any party claiming by, through or under Tenant, their (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees, agents, contractors, licensees or invitees, or (c) any breach by Tenant of any representation, covenant or other term contained herein, except to the extent any of the foregoing Claims arise from the negligence or willful misconduct of any Landlord Party.

10.2 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts:

10.2.1 Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with minimum primary limits of $1,000,000 each occurrence and $2,000,000 annual aggregate (and not more than $25,000 self-insured retention) and a minimum excess/umbrella limit of $2,000,000.

10.2.2 Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant, and (ii) any Leasehold Improvements installed by or for the benefit of Tenant (“Tenant-Insured Improvements”). Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.2.3 Worker’s Compensation and Employer’s Liability or other similar insurance to the extent required by Law.

10.3 Form of Policies. The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall be issued by an insurance company that has an A.M. Best rating of not less than A-VIII and shall be in form and content reasonably acceptable to

Landlord. Tenant’s Commercial General Liability Insurance shall (a) name the Landlord Parties and any other party designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements. Tenant shall deliver to Landlord, on or before the Commencement Date and at least 15 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 25-S” (Certificate of Liability Insurance) and “ACORD 28” (Evidence of Commercial Property Insurance) or the equivalent. Attached to the ACORD 25-S (or equivalent) there shall be an endorsement naming the Additional Insured Parties as additional insureds, and attached to the ACORD 28 (or equivalent) there shall be an endorsement designating Landlord as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements, and each such endorsement shall be binding on Tenant’s insurance company. Upon Landlord’s request, Tenant shall deliver to Landlord, in lieu of such certificates, copies of the policies of insurance required to be carried under Section 10.2 showing that the Additional Insured Parties are named as additional insureds and that Landlord is designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements.

10.4 Subrogation. Notwithstanding anything contained herein to the contrary (other than as otherwise expressly provided in Section 11 below), each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other party, any of its (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees or agents for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by insurance. For purposes of this Section 10.4 only, (a) any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance, and (b) any contractor retained by Landlord to install, maintain or monitor a fire or security alarm for the Building shall be deemed an agent of Landlord.

10.5 Additional Insurance Obligations. Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 10, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested (not more than once in any 36-month period) by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

10.6 Landlord’s Insurance. Landlord shall maintain the following insurance, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain, the premiums of which shall be included in Expenses: (a) Commercial General Liability insurance applicable to the Property, Building and Common Areas providing, on an occurrence basis, a minimum combined single limit of at least $3,000,000.00; (b) All Risk Property Insurance on the Building at replacement cost value as reasonably estimated by Landlord; (c) Worker’s Compensation insurance to the extent required by Law; and (d) Employers Liability Coverage to the extent required by Law.

11. CASUALTY DAMAGE. With reasonable promptness after discovering any damage to the Premises, or to the Common Areas necessary for access to the Premises, resulting from any fire or other casualty (a “Casualty”), Landlord shall notify Tenant of Landlord’s reasonable estimate of the time required to substantially complete repair of such damage (the “Landlord Repairs”). If, according to such estimate, the Landlord Repairs cannot be substantially completed within 210 days after they are commenced, either party may terminate this Lease upon 60 days’ notice to the other party delivered within 10 days after Landlord’s delivery of such estimate. Within 90 days after discovering any damage to the Project resulting from any Casualty, Landlord may, whether or not the Premises is affected, terminate this Lease by notifying Tenant if (i) any Security Holder terminates any ground lease or requires that any insurance proceeds be used to pay any mortgage debt; (ii) any damage to Landlord’s property is not fully covered by Landlord’s insurance policies; (iii) Landlord decides to rebuild the Building or Common Areas so that it or they will be substantially different structurally or architecturally; (iv) the damage occurs during the last 12 months of the Term; or (v) any owner, other than Landlord, of any damaged portion of the Project does not intend to repair such damage. Tenant may terminate this Lease, by notifying Landlord within 30 days after receiving Landlord’s estimate of the time required to substantially complete the Landlord Repairs, if (a) the Casualty has occurred during the last 12 months of the Term and has damaged a material portion of the Premises, and (b) such estimate indicates that the damage cannot reasonably be repaired within 60 days after Tenant’s receipt of such estimate. If this Lease is not terminated pursuant to this Section 11, Landlord shall promptly and diligently perform the Landlord Repairs, subject to reasonable delays for insurance adjustment and other events of Force Majeure. The Landlord Repairs shall restore the Premises and the Common Areas necessary for access to the Premises to substantially the same condition that existed when the Casualty occurred, except for (a) any modifications required by Law or any Security Holder, and (b) any modifications to the Common Areas that are deemed desirable by Landlord, are consistent with the character of the Project, and do not materially impair access to the Premises. Notwithstanding Section 10.4, Tenant shall assign to Landlord (or its designee) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.2 with respect to any Tenant-Insured Improvements, and if the estimated or actual cost of restoring any Tenant-Insured Improvements exceeds the insurance proceeds received by Landlord from Tenant’s insurance carrier, Tenant shall pay such excess to Landlord within 30 days after Landlord’s demand. No Casualty and no restoration performed as required hereunder shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder; provided, however, that if the Premises or any Common Area necessary for Tenant’s access to the Premises is damaged by a Casualty, then, during any time that, as a result of such damage, any portion of the Premises is untenantable for the Permitted Use or inaccessible and is not occupied by Tenant, Monthly Rent shall be abated in proportion to the rentable square footage of such portion of the Premises.

12. NONWAIVER. No provision hereof shall be deemed waived by either party unless it is waived by such party expressly and in writing, and no waiver of any breach of any provision hereof shall be deemed a waiver of any subsequent breach of such provision or any other provision hereof. Landlord’s acceptance of Rent shall not be deemed a waiver of any preceding breach of any provision hereof, other than Tenant’s failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of such acceptance. No acceptance of payment of an amount less than the Rent due hereunder shall be deemed a waiver of Landlord’s right to receive the full amount of Rent due, whether or not any endorsement or statement accompanying such payment purports to effect an accord and satisfaction. No receipt of monies by Landlord from Tenant after the giving of any notice, the commencement of any suit, the issuance of any final judgment, or the termination hereof shall affect such notice, suit or judgment, or reinstate or extend the Term or Tenant’s right of possession hereunder.

13. CONDEMNATION. If (a) a material part of the Premises is taken for any public or quasi-public use by power of eminent domain or by private purchase in lieu thereof (a “Taking”), or (b) any portion of the Building or Property is the subject of a Taking which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Property, in either case (a) or (b) for more than 180 consecutive days, Landlord may terminate this Lease. If more than 10% of the rentable square footage of the Premises is Taken, or access to the Premises is substantially impaired as a result of a Taking, for more than 120 consecutive days, Tenant may terminate this Lease. Any such termination shall be effective as of the date possession must be surrendered to the authority, and the terminating party shall provide termination notice to the other party within 45 days after receiving written notice of such surrender date. Except as provided above in this Section 13, neither party may terminate this Lease as a result of a Taking. Tenant shall not assert any claim for compensation because of any Taking; provided, however, that Tenant may file a separate claim for any Taking of Tenant’s personal property or any fixtures that Tenant is entitled to remove upon the expiration hereof, and for moving expenses, so long as such claim does not diminish the award available to Landlord or any Security Holder and is payable separately to Tenant. If this Lease is terminated pursuant to this Section 13, all Rent shall be apportioned as of the date of such termination. If a Taking occurs and this Lease is not so terminated, Monthly Rent shall be abated for the period of such Taking in proportion to the percentage of the rentable square footage of the Premises, if any, that is subject to, or rendered inaccessible by or untenantable for the Permitted Use by, such Taking and Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.

14. ASSIGNMENT AND SUBLETTING.

14.1 Transfers. Tenant shall not, without Landlord’s prior consent, assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer this Lease or any interest hereunder, permit any assignment or other transfer hereof or any interest hereunder by operation of law, enter into any sublease or license agreement, otherwise permit the occupancy or use of any part of the Premises by any persons other than Tenant and its employees and contractors, or permit a Change of Control (defined in Section 14.6) to occur (each, a “Transfer”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall provide Landlord with (i) notice of the terms of the proposed Transfer, including its proposed effective date (the “Contemplated Effective Date”), a description of the portion of the Premises to be transferred (the “Contemplated Transfer Space”), a calculation of the Transfer Premium (defined in Section 14.3), and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (ii) current financial statements of the proposed transferee (or, in the case of a Change of Control, of the proposed new controlling party(ies)) certified by an officer or owner thereof and any other information reasonably required by Landlord in order to evaluate the proposed Transfer (collectively, the “Transfer Notice”). Within 30 days after receiving the Transfer Notice, Landlord shall notify Tenant of (a) its consent to the proposed Transfer, (b) its refusal to consent to the proposed Transfer, or (c) its exercise of its rights under Section 14.4. Any Transfer made without Landlord’s prior consent shall, at Landlord’s option, be void and shall, at Landlord’s option, constitute a Default (defined in Section 19). Tenant shall pay Landlord a fee of $1,500.00 for Landlord’s review of any proposed Transfer, whether or not Landlord consents to it.

14.2 Landlord’s Consent. Subject to Section 14.4, Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer. Without limiting other reasonable grounds for withholding consent, it shall be deemed reasonable for Landlord to withhold consent to a proposed Transfer if:

14.2.1 The proposed transferee is not a party of reasonable financial strength in light of the responsibilities to be undertaken in connection with the Transfer on the date the Transfer Notice is received; or

14.2.2 The proposed transferee has a character or reputation or is engaged in a business that is not consistent with the quality of the Building or the Project; or

14.2.3 The proposed transferee is a governmental entity or a nonprofit organization; or

14.2.4 In the case of a proposed sublease, license or other occupancy agreement, the rent or occupancy fee charged by Tenant to the transferee during the term of such agreement, calculated using a present value analysis, is less than 50% of the rent being quoted by Landlord or its Affiliate (defined in Section 14.8) at the time of such Transfer for comparable space in the Project for a comparable term, calculated using a present value analysis; or

14.2.5 Intentionally Omitted.

Notwithstanding any contrary provision hereof, (a) if Landlord consents to any Transfer pursuant to this Section 14.2 but Tenant does not enter into such Transfer within six (6) months thereafter, such consent shall no longer apply and such Transfer shall not be permitted unless Tenant again obtains Landlord’s consent thereto pursuant and subject to the terms of this Section 14; and (b) if Landlord unreasonably withholds its consent under this Section 14.2, Tenant’s sole remedies shall be contract damages (subject to Section 20) or specific performance, and Tenant waives all other remedies, including any right to terminate this Lease.

14.3 Transfer Premium. If Landlord consents to a Transfer, Tenant shall pay Landlord an amount equal to 50% of any Transfer Premium (defined below). As used herein, “Transfer Premium” means (a) in the case of an assignment, any consideration (including payment for Leasehold Improvements) paid by the assignee for such assignment, less any reasonable and customary expenses directly incurred by Tenant on account of such assignment, including brokerage fees, legal fees, and Landlord’s review fee; (b) in the case of a sublease, license or other occupancy agreement, the amount by which all rent and other consideration paid by the transferee to Tenant pursuant to such agreement (less all reasonable and customary expenses directly incurred by Tenant on account of such agreement, including brokerage fees, legal fees, construction costs and Landlord’s review fee) exceeds the Monthly Rent payable by Tenant hereunder with respect to the

Contemplated Transfer Space for the term of such agreement; and (c) in the case of a Change of Control, any consideration (including payment for Leasehold Improvements) paid by the new controlling party(ies) to the prior controlling party(ies) on account of this Lease. Payment of Landlord’s share of the Transfer Premium shall be made (x) in the case of an assignment or a Change of Control, within 10 days after Tenant or the prior controlling party(ies), as the case may be, receive(s) the consideration described above, and (y) in the case of a sublease, license or other occupancy agreement, within 3 days after Tenant receives the consideration described above, in the amount of 50% of the amount by which the rent and other consideration paid by the transferee to Tenant under such agreement for such month (less all reasonable and customary expenses directly incurred by Tenant on account of such agreement, including brokerage fees, legal fees, construction costs and Landlord’s review fee, as amortized on a monthly, straight-line basis over the term of such agreement) exceeds the Monthly Rent payable by Tenant hereunder with respect to the Contemplated Transfer Space for such month.

14.4 Landlord’s Right to Recapture. Notwithstanding any contrary provision hereof, except in the case of a Permitted Transfer (defined in Section 14.8), Landlord, by notifying Tenant within 30 days after receiving the Transfer Notice, may terminate this Lease with respect to the Contemplated Transfer Space as of the Contemplated Effective Date; provided, however, that such termination shall not be effective if Tenant, by notifying Landlord within five (5) days after receiving Landlord’s notice of termination, withdraws the Transfer Notice. If Tenant does not timely withdraw the Transfer Notice, and if the Contemplated Transfer Space is less than the entire Premises, then Base Rent, Tenant’s Share, and the number of parking spaces to which Tenant is entitled under Section 1.9 shall be deemed adjusted on the basis of the percentage of the rentable square footage of the Premises retained by Tenant. Upon request of either party, the parties shall execute a written agreement prepared by Landlord memorializing such termination.

14.5 Effect of Consent. If Landlord consents to a Transfer, (i) such consent shall not be deemed a consent to any further Transfer, (ii) Tenant shall deliver to Landlord, promptly after execution, an executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iii) Tenant shall deliver to Landlord, upon Landlord’s request, a complete statement, certified by an independent CPA or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium. In the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all of Tenant’s obligations hereunder. No Transfer, with or without Landlord’s consent, shall relieve Tenant or any guarantor hereof from any liability hereunder.

14.6 Change of Control. As used herein, “Change of Control” means (a) if Tenant is a closely held professional service firm, the withdrawal or change (whether voluntary, involuntary or by operation of law) of 50% or more of its equity owners within a 12-month period; and (b) in all other cases, any transaction(s) resulting in the acquisition of a Controlling Interest (defined below) by one or more parties that did not own a Controlling Interest immediately before such transaction(s). As used herein, “Controlling Interest” means any direct or indirect equity or beneficial ownership interest in Tenant that confers upon its holder(s) the direct or indirect power to direct the ordinary management and policies of Tenant, whether through the ownership of voting securities, by contract or otherwise (but not through the ownership of voting securities listed on a recognized securities exchange). For purposes of this Section 14, the parties hereto acknowledge and agree that the original Tenant to this Lease shall not be considered a closely held professional service firm.

14.7 Effect of Default. If Tenant is in Default, Landlord is irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any transferee under any sublease, license or other occupancy agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations hereunder) until such Default is cured. Such transferee shall rely upon any representation by Landlord that Tenant is in Default, whether or not confirmed by Tenant.

14.8 Permitted Transfers. Notwithstanding any contrary provision hereof, if Tenant is not in Default, Tenant may, without Landlord’s consent pursuant to Section 14.1, (a) assign this Lease to (i) an Affiliate of Tenant, (ii) a successor to Tenant by merger or consolidation, or (iii) a successor to Tenant by purchase of all or substantially all of Tenant’s assets or (b) permit a Change of Control to occur (in either case, (a) and/or (b), a “Permitted Transfer”), provided that (A) at least five (5) business days before the Transfer, Tenant notifies Landlord of such Transfer and delivers to Landlord any documents or information reasonably requested by Landlord relating thereto, including reasonable documentation that the Transfer satisfies the requirements of this Section 14.8: (B) in the case of an assignment pursuant to clause (a)(i) or (a)(iii) above, the assignee executes and delivers to Landlord, at least five (5) business days before the assignment, a commercially reasonable instrument pursuant to which the assignee assumes, for Landlord’s benefit, all of Tenant’s obligations hereunder; (C) in the case of an assignment pursuant to clause (a)(ii) above, (1) the successor entity has a net worth (as determined in accordance with GAAP, but excluding intellectual property and any other intangible assets (“Net Worth”)) immediately after the Transfer that is not less than the Net Worth of Tenant immediately before the Transfer, and (2) if Tenant is a closely held professional service firm, at least 50% of its equity owners existing 12 months before the Transfer are also equity owners of the successor entity; (D) except in the case of a Change of Control, the transferee is qualified to conduct business in the State of California; (E) in the case of a Change of Control, (1) Tenant is not a closely held professional service firm, and (2) Tenant’s Net Worth immediately after the Change of Control is not less than its Net Worth immediately before the Change of Control; and (F) the Transfer is made for a good faith operating business purpose and not in order to evade the requirements of this Section 14. As used herein, “Affiliate” means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party.

15. SURRENDER. Upon the expiration or earlier termination hereof, and subject to Section 8 and this Section 15, Tenant shall surrender possession of the Premises to Landlord in as good condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, except for reasonable wear and tear, damage resulting from Casualty or Taking and repairs that are Landlord’s express responsibility hereunder. Before such expiration or termination, Tenant, without expense to Landlord, shall (a) remove from the Premises all debris and rubbish and all furniture, equipment, business and trade fixtures, Lines, free-standing cabinet work, movable partitions and other articles of personal property that are owned or placed in the Premises by Tenant or any party claiming by, through or under Tenant (except for any Lines not required to be removed under Section 23), and (b) repair all damage to the Premises and Building resulting from such removal. If Tenant fails to timely perform such removal and repair, Landlord may do so at Tenant’s expense

(including storage costs). If Tenant fails to remove such property from the Premises, or from storage, within 30 days after notice from Landlord, any part of such property shall be deemed, at Landlord’s option, either (x) conveyed to Landlord without compensation, or (y) abandoned.

16. HOLDOVER. If Tenant fails to surrender the Premises upon the expiration or earlier termination hereof, Tenant’s tenancy shall be subject to the terms and conditions hereof; provided, however, that such tenancy shall be a tenancy at sufferance only, for the entire Premises, and Tenant shall pay Monthly Rent (on a per-month basis without reduction for any partial month) at a rate equal to 150% of the Monthly Rent applicable during the last calendar month of the Term. Nothing in this Section 16 shall limit Landlord’s rights or remedies or be deemed a consent to any holdover. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover, Tenant shall be liable for all resulting damages, including lost profits, incurred by Landlord.

17. SUBORDINATION; ESTOPPEL CERTIFICATES. This Lease shall be subject and subordinate to all existing and future ground or underlying leases, mortgages, trust deeds and other encumbrances against the Building or Project, all renewals, extensions, modifications, consolidations and replacements thereof (each, a “Security Agreement”), and all advances made upon the security of such mortgages or trust deeds, unless in each case the holder of such Security Agreement (each, a “Security Holder”) requires in writing that this Lease be superior thereto. Upon any termination or foreclosure (or any delivery of a deed in lieu of foreclosure) of any Security Agreement, Tenant, upon request, shall attorn, without deduction or set-off, to the Security Holder or purchaser or any successor thereto and shall recognize such party as the lessor hereunder provided that such party agrees not to disturb Tenant’s occupancy so long as Tenant timely pays the Rent and otherwise performs its obligations hereunder. Within 10 days after request by Landlord, Tenant shall execute such further instruments as Landlord may reasonably deem necessary to evidence the subordination or superiority of this Lease to any Security Agreement. Tenant waives any right it may have under Law to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder upon a foreclosure. Within 10 business days after Landlord’s request, Tenant shall execute and deliver to Landlord a commercially reasonable estoppel certificate in favor of such parties as Landlord may reasonably designate, including current and prospective Security Holders and prospective purchasers.

18. ENTRY BY LANDLORD. At all reasonable times and upon reasonable prior notice to Tenant, or in an emergency, Landlord may enter the Premises to (i) inspect the Premises; (ii) show the Premises to prospective purchasers, current or prospective Security Holders or insurers, or, during the last 12 months of the Term (or while an uncured Default exists), prospective tenants; (iii) post notices of non-responsibility; or (iv) perform maintenance, repairs or alterations. At any time and without notice to Tenant, Landlord may enter the Premises to perform required services; provided, however, that, except in an emergency, Landlord shall provide Tenant with reasonable prior notice (which notice, notwithstanding Section 25.1, may be delivered by e-mail, fax, telephone or orally and in person) of any entry to perform a service that is not performed on a monthly or more frequent basis. If reasonably necessary, Landlord may temporarily close any portion of the Premises to perform maintenance, repairs or alterations. In an emergency, Landlord may use any means it deems proper to open doors to and in the Premises. Except in an emergency, Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the Premises. No entry into or closure of any portion of the Premises pursuant to this Section 18 shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder.

19. DEFAULTS; REMEDIES.

19.1 Events of Default. The occurrence of any of the following shall constitute a “Default”:

19.1.1 Any failure by Tenant to pay any Rent when due and such failure continues for five (5) business days after notice is delivered to Tenant; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance herein (in which event the failure to perform by Tenant within such time period shall be a Default), and except as otherwise provided in this Section 19.1, any failure by Tenant to observe or perform any other provision, covenant or condition hereof where such failure continues for 30 days after notice from Landlord; provided that if such failure cannot reasonably be cured within such 30-day period, Tenant shall not be in Default as a result of such failure if Tenant diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within 60 days after Landlord’s notice (or within such longer period as may be reasonably required provided that such failure can be cured and Tenant diligently pursues such cure); or

19.1.3 Abandonment or vacation of all or a substantial portion of the Premises by Tenant; or

19.1.4 Any failure by Tenant to observe or perform the provisions of Sections 5, 14, 17 or 18 where such failure continues for more than five (5) business days after notice from Landlord; or

19.1.5 Tenant (a) becomes in breach of any of the clauses (c)(i), (c)(ii), (c)(vi) or (c)(vii) or (d) of Section 25.3 hereof, or (b) becomes in breach of any other clause of Section 25.3 hereof and fails to cure such breach within 10 business days after Tenant becomes aware of such breach.

If Tenant breaches a particular provision hereof (other than a provision requiring payment of Rent) on three (3) separate occasions during any 12-month period, Tenant’s subsequent breach of such provision shall be, at Landlord’s option, an incurable Default. The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Law, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

19.2 Remedies Upon Default. Upon any Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand:

19.2.1 Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a) The worth at the time of award of the unpaid Rent which has been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably (or has been) avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably (or has been) avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; plus

(e) At Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Law.

As used in Sections 19.2.1(a) and (b), the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord shall reasonably designate if such rate ceases to be published) plus two (2) percentage points, or (ii) the highest rate permitted by Law. As used in Section 19.2.1(c), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

19.2.2 Landlord shall have the remedy described in California Civil Code § 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, or any Law or other provision hereof), without prior demand or notice except as required by Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Efforts to Relet. Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder. Tenant waives, for Tenant and for all those claiming by, through or under Tenant, California Civil Code § 3275 and California Code of Civil Procedure §§ 1174(c) and 1179 and any existing or future rights to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.

19.4 Mitigation of Damages. Landlord shall use reasonable efforts to mitigate damages resulting from any Default; provided, however, that (a) Landlord shall not be required to relet the Premises in preference to any other space in the Project or to relet the Premises to any party that Landlord could reasonably reject as a transferee pursuant to Section 14.2; and (b) nothing in this Section 19.4 shall limit Landlord’s rights under clauses (a), (b) or (c) of Section 19.2.1 or under Sections 19.2.2 or 19.3.

19.5 Landlord Default. Landlord shall not be in default hereunder unless it fails to begin within 30 days after notice from Tenant, or fails to continuously pursue with reasonable diligence thereafter, the cure of any failure of Landlord to meet its obligations hereunder. Before exercising any remedies for a default by Landlord, Tenant shall give notice and a reasonable time to cure to any Security Holder of which Tenant has been notified.

20. LANDLORD EXCULPATION. Notwithstanding any contrary provision hereof, (a) the liability of the Landlord Parties to Tenant shall be limited to an amount equal to the Landlord’s interest in the Building; (b) Tenant shall look solely to Landlord’s interest in the Building for the recovery of any judgment or award against any Landlord Party; (c) no Landlord Party shall have any personal liability for any judgment or deficiency, and Tenant waives and releases such personal liability on behalf of itself and all parties claiming by, through or under Tenant; and (d) no Landlord Party shall be liable for any injury or damage to, or interference with, Tenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage. For purposes of this Section 20, “Landlord’s interest in the Building” shall include rents paid by tenants, insurance proceeds, condemnation proceeds, and proceeds from the sale of the Building (collectively, “Owner Proceeds”); provided, however, that Tenant shall not be entitled to recover Owner Proceeds from any Landlord Party (other than Landlord) or any other third party after they have been distributed or paid to such party; provided further, however, that nothing in this sentence shall diminish any right Tenant may have under Law, as a creditor of Landlord, to initiate or participate in an action to recover Owner Proceeds from a third party on the grounds that such third party obtained such Owner Proceeds when Landlord was, or could reasonably be expected to become, insolvent or in a transfer that was preferential or fraudulent as to Landlord’s creditors.

21. SECURITY DEPOSIT. Concurrently with its execution and delivery hereof, Tenant shall deposit with Landlord the Security Deposit, if any, as security for Tenant’s performance of its obligations hereunder. If Tenant breaches any provision hereof, Landlord may, at its option, without notice to Tenant, apply all or part of the Security Deposit to pay any past-due Rent, cure any breach by Tenant, or compensate Landlord for any other loss or damage caused by such breach. If Landlord so applies any portion of the Security Deposit, Tenant, within five (5) days after demand therefor, shall restore the Security Deposit to its original amount. The Security Deposit is not an advance payment of Rent or measure of damages. Any unapplied portion of the Security Deposit shall be returned to Tenant within 60 days after the latest to occur of (a) the expiration of the Term, (b) Tenant’s surrender of the Premises as required hereunder, or (c) determination of the final Rent due from Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

22. RELOCATION. Landlord, after giving notice, may move Tenant to other space in the Project comparable in size, utility and configuration to the Premises and provided that such other space (a) is not on the ground floor of any such building and (b) contains a window-line, 50% of which faces the San Francisco Bay. In such event, all terms hereof shall apply to the new space, except that Base Rent and Tenant’s Share shall not increase as a result of such relocation. The new space must contain similar finishes (subject to commercial availability) as the Premises and the same number of work stations, offices, breakrooms and reception areas as are contained in the Premises as of the date Tenant receives Landlord’s notice of relocation. In addition, Landlord shall move Tenant’s effects to the new space. Landlord shall reimburse Tenant for Tenant’s reasonable moving, re-cabling and stationery-replacement costs. The parties shall execute a written agreement prepared by Landlord memorializing the relocation. Notwithstanding the foregoing, in no event shall Landlord be permitted to relocate the Tenant pursuant to this Section 22 during the initial Term of the Lease.

23. COMMUNICATIONS AND COMPUTER LINES. All Lines installed pursuant to this Lease shall be (a) installed in accordance with Section 7; and (b) clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, and the purpose of such Lines (i) every six (6) feet outside the Premises (including the electrical room risers and any Common Areas), and (ii) at their termination points. Landlord may designate specific contractors for work relating to vertical Lines. Sufficient spare cables and space for additional cables shall be maintained for other occupants, as reasonably determined by Landlord. Unless otherwise notified by Landlord, Tenant, at its expense and before the expiration or earlier termination hereof, shall remove all Lines and repair any resulting damage. As used herein, “Lines” means all communications or computer wires and cables serving the Premises, whenever and by whomever installed or paid for, including any such wires or cables installed pursuant to any prior lease.

24. PARKING. Tenant may park in the Building’s parking facilities (the “Parking Facility”), in common with other tenants of the Building, upon the following terms and conditions. Tenant shall not use more than the number of unreserved and/or reserved parking spaces set forth in Section 1.9. Tenant shall pay Landlord, in accordance with Section 3, any fees for the parking spaces described in Section 1.9. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking, is impaired by (or any parking charges are imposed as a result of) any Law. Tenant shall comply with all reasonable rules and regulations established by Landlord from time to time for the orderly operation and use of the Parking Facility, including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Parking Facility. Landlord may, in its discretion, allocate and assign parking passes among Tenant and the other tenants in the Building. Tenant’s use of the Parking Facility shall be at Tenant’s sole risk, and Landlord shall have no liability for any personal injury or damage to or theft of any vehicles or other property occurring in the Parking Facility or otherwise in connection with any use of the Parking Facility by Tenant, its employees or invitees. Landlord may alter the size, configuration, design, layout or any other aspect of the Parking Facility, and, in connection therewith, temporarily deny or restrict access to the Parking Facility, in each case without abatement of Rent or liability to Tenant. Landlord may delegate its responsibilities hereunder to a parking operator, in which case (i) such parking operator shall have all the rights of control reserved herein by Landlord, (ii) at no additional cost or additional liability to Tenant, Tenant shall enter into a parking agreement with such parking operator that shall contain the same terms as contained hereof for parking, (iii) Tenant shall pay such parking operator, rather than Landlord, any charge established hereunder for the parking spaces, and (iv) Landlord shall have no liability for claims arising through acts or omissions of such parking operator except to the extent caused by Landlord’s gross negligence or willful misconduct. Tenant’s parking rights under this Section 24 are solely for the benefit of Tenant’s employees and invitees and such rights may not be transferred without Landlord’s prior consent, except pursuant to a Transfer permitted under Section 14.

25. MISCELLANEOUS.

25.1 Notices. Except as provided in Section 18, no notice, demand, statement, designation, request, consent, approval, election or other communication given hereunder (“Notice”) shall be binding upon either party unless (a) it is in writing; (b) it is (i) sent by certified or registered mail, postage prepaid, return receipt requested, (ii) delivered by a nationally recognized courier service, or (iii) delivered personally; and (c) it is sent or delivered to the address set forth in Section 1.10 or 1.11, as applicable, or to such other place (other than a P.O. box) as the recipient may from time to time designate in a Notice to the other party. Any Notice shall be deemed received on the earlier of the date of actual delivery or the date on which delivery is refused, or, if Tenant is the recipient and has vacated its notice address without providing a new notice address, three (3) days after the date the Notice is deposited in the U.S. mail or with a courier service as described above.

25.2 Force Majeure. If either party is prevented from performing any obligation hereunder by any strike, act of God, war, terrorist act, shortage of labor or materials, governmental action, civil commotion or other cause beyond such party’s reasonable control (“Force Majeure”), such obligation shall be excused during (and any time period for the performance of such obligation shall be extended by) the period of such prevention; provided, however, that this Section 25.2 shall not (a) permit Tenant to hold over in the Premises after the expiration or earlier termination hereof, or (b) excuse any of Tenant’s obligations under Sections 3, 4, 5, 21 or 25.3 or any of Tenant’s obligations whose nonperformance would interfere with another occupant’s use, occupancy or enjoyment of its premises or the Project. For avoidance of doubt, a shortage or insufficiency of money is not a Force Majeure.

25.3 Representations and Covenants. Tenant represents, warrants and covenants that (a) Tenant is, and at all times during the Term will remain, duly organized, validly existing, and in good standing under the Laws of the state of its formation and qualified to do business in the state of California; (b) neither Tenant’s execution of nor its performance under this Lease will cause Tenant to be in violation of any agreement or Law; (c) Tenant (and any guarantor hereof) has not, and at no time during the Term will have, (i) made a general assignment for the benefit of creditors, (ii) filed a voluntary petition in bankruptcy; (iii) suffered the filing of an involuntary petition by creditors, (iv) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (v) suffered the attachment or other judicial seizure of all or substantially all of its assets, (vi) admitted in writing its inability generally to pay its debts as they come due, or (vii) made an offer of settlement, extension or composition to its creditors generally; and (d) each party that (other than through the passive ownership of interests traded on a recognized securities exchange) constitutes, owns, controls, or is owned or controlled by Tenant, any guarantor hereof or any subtenant of Tenant is not, and at no time during the Term will be, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the parties identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

25.4 Signs. Landlord shall include Tenant’s name in any tenant directory located in the lobby on the first floor of the Building. If any part of the Premises is located on a multi-tenant floor, Landlord, at Tenant’s cost, shall provide identifying suite signage for Tenant comparable to that provided by Landlord on similar floors in the Building. Tenant may not install (a) any signs outside the Premises, or (b) without Landlord’s prior consent in its sole and absolute discretion, any signs, window coverings, blinds or similar items that are visible from outside the Premises.

25.5 Attorneys’ Fees. In any action or proceeding between the parties, including any appellate or alternative dispute resolution proceeding, the prevailing party may recover from the other party all of its costs and expenses in connection therewith, including reasonable attorneys’ fees and costs. Tenant shall pay all reasonable attorneys’ fees and other fees and costs that Landlord incurs in interpreting or enforcing this Lease or otherwise protecting its rights hereunder (a) where Tenant has failed to pay Rent when due, or (b) in any bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease.

25.6 Brokers. Tenant represents to Landlord that it has dealt only with Tenant’s Broker as its broker in connection with this Lease. Tenant shall indemnify, defend, and hold Landlord harmless from all claims of any brokers, other than Tenant’s Broker, claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify, defend and hold Tenant harmless from all claims of any brokers, including Landlord’s Broker, claiming to have represented Landlord in connection with this Lease. Tenant acknowledges that any Affiliate of Landlord that is involved in the negotiation of this Lease is representing only Landlord, and that any assistance rendered by any agent or employee of such Affiliate in connection with this Lease or any subsequent amendment or other document related hereto has been or will be rendered as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

25.7 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the Laws of the State of California. THE PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY

LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.

25.8 Waiver of Statutory Provisions. Each party waives California Civil Code §§ 1932(2) and 1933(4). Tenant waives (a) any rights under (i) California Civil Code §§ 1932(1), 1941, 1942, 1950.7 or any similar Law, or (ii) California Code of Civil Procedure § 1265.130; and (b) any right to terminate this Lease under California Civil Code § 1995.310.

25.9 Interpretation. As used herein, the capitalized term “Section” refers to a section hereof unless otherwise specifically provided herein. As used in this Lease, the terms “herein,” “hereof,” “hereto” and “hereunder” refer to this Lease and the term “include” and its derivatives are not limiting. Any reference herein to “any part” or “any portion” of the Premises, the Property or any other property shall be construed to refer to all or any part of such property. Wherever this Lease requires Tenant to comply with any Law, rule, regulation, procedure or other requirement or prohibits Tenant from engaging in any particular conduct, this Lease shall be deemed also to require Tenant to cause each of its employees, licensees, invitees and subtenants, and any other party claiming by, through or under Tenant, to comply with such requirement or refrain from engaging in such conduct, as the case may be. Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings that are comparable to the Building in size, age, class, quality and location.

25.10 Entire Agreement. This Lease sets forth the entire agreement between the parties relating to the subject matter hereof and supersedes any previous agreements (none of which shall be used to interpret this Lease). Tenant acknowledges that in entering into this Lease it has not relied upon any representation, warranty or statement, whether oral or written, not expressly set forth herein. This Lease can be modified only by a written agreement signed by both parties.

25.11 Other. Landlord, at its option, may cure any Default, without waiving any right or remedy or releasing Tenant from any obligation, in which event Tenant shall pay Landlord, within 15 days after Tenant receives a demand, the cost of such cure. If any provision hereof is void or unenforceable, no other provision shall be affected. Submission of this instrument for examination or signature by Tenant does not constitute an option or offer to lease, and this instrument is not binding until it has been executed and delivered by both parties. If Tenant is comprised of two or more parties, their obligations shall be joint and several. Time is of the essence with respect to the performance of every provision hereof in which time of performance is a factor. So long as Tenant performs its obligations hereunder, Tenant shall have peaceful and quiet possession of the Premises against any party claiming by, through or under Landlord, subject to the terms hereof. Landlord may transfer its interest herein, in which event Landlord shall be released from, Tenant shall look solely to the transferee for the performance of, and the transferee shall be deemed to have assumed, all of Landlord’s obligations arising hereunder after the date of such transfer (including the return of any Security Deposit) and Tenant shall attorn to the transferee. Landlord shall provide prompt notice of any transfer of Landlord’s interest in this Lease. Landlord reserves all rights not expressly granted to Tenant hereunder, including the right to make alterations to the Project. No rights to any view or to light or air over any property are granted to Tenant hereunder. The expiration or termination hereof shall not relieve either party of any obligation that accrued before, or continues to accrue after, such expiration or termination.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company

By:	/s/ Todd R. Hedrick
Name:	Todd R. Hedrick
Title:	Senior Vice President, Leasing

TENANT:

EXTEND HEALTH, INC., a Delaware corporation

By:	/s/ Bryce A. Williams
Name:	Bryce A. Williams
Title:	President & CEO
[chairman] [president] [vice-president]

By:	/s/ Joe Murad
Name:	Joe Murad
Title:	SVP and Corp. Secretary
[secretary] [assistant secretary] [chief financial officer] [assistant treasurer]

EXHIBIT A

PENINSULA OFFICE PARK

PENINSULA OFFICE PARK BUILDING 8

SAN MATEO, CALIFORNIA

OUTLINE OF PREMISES

Exhibit A

1

EXHIBIT B

PENINSULA OFFICE PARK

PENINSULA OFFICE PARK BUILDING 8

SAN MATEO, CALIFORNIA

WORK LETTER

As used in this Exhibit B (this “Work Letter”), the following terms shall have the following meanings: “Agreement” means the lease of which this Work Letter is a part. “Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Work Letter. “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1. ALLOWANCE.

1.1 Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Allowance”) in the amount of $197,240.00 to be applied toward the Allowance Items (defined in Section 1.2 below). Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the Allowance Items, to the extent such costs exceed the lesser of (a) the Allowance, or (b) the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter. Notwithstanding any contrary provision of this Agreement, if Tenant fails to use the entire Allowance on or before the one (1) year anniversary of the date the Premises is Ready for Occupancy (such one (1) year anniversary being referred to herein as the “Allowance Deadline”), the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.2 Disbursement of the Allowance. Except as otherwise provided in this Work Letter, the Allowance shall be disbursed by Landlord only for the following items (the “Allowance Items”): (a) the fees of the Architect (defined in Section 2.1 below) and the Engineers (defined in Section 2.1 below); (b) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (c) the cost of performing the Tenant Improvement Work, including after hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (d) the cost of any change to the base, shell or core of the Premises or Building required by the Plans (defined in Section 2.1 below) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (e) the cost of any change to the Plans or Tenant Improvement Work required by Law; (f) the Landlord Supervision Fee (defined in Section 3.3.2 below); (g) sales and use taxes; and (h) all other costs expended by Landlord in connection with the performance of the Tenant Improvement Work (including, without limitation, any costs associated with a Revision).

Exhibit B

1

2. PLANS.

2.1 Selection of Architect/Plans. Landlord shall retain the architect/space planner (the “Architect”) and the engineering consultants (the “Engineers”) of Landlord’s choice to prepare all architectural plans for the Premises and all engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises. The plans and drawings to be prepared by the Architect and the Engineers shall be referred to in this Work Letter as the “Plans.” Tenant shall be responsible for ensuring that all elements of the design of the Plans are suitable for Tenant’s use of the Premises, and neither the preparation of the Plans by the Architect or the Engineers nor Landlord’s approval of the Plans shall relieve Tenant from such responsibility. Landlord shall cause the Architect and the Engineers to use the Required Level of Care (defined below) to cause the Plans to comply with Law; provided, however, that Tenant, not Landlord, shall be responsible for any violation of Law by the Plans resulting from Tenant’s use of the Premises for other than general office purposes. Tenant acknowledges and agrees that if Landlord breaches its obligations under the preceding sentence, any resulting obligation of Landlord to pay (outside the Allowance) for any alteration to the Premises required by Law shall be limited to the excess, if any, of the sum of the cost of such alteration plus the cost of the Tenant Improvement Work performed pursuant to the Approved Construction Drawings (defined in Section 2.5 below) over the amount that it would have cost to perform the Tenant Improvement Work pursuant to the Approved Construction Drawings if the Approved Construction Drawings had complied with Law. As used herein, “Required Level of Care” means the level of care that reputable architects and engineers customarily use to cause drawings and specifications to comply with Law where such drawings and specifications are prepared for spaces in buildings comparable in quality to the Building. Tenant shall be responsible for ensuring that the Plans comply with Law to the extent Landlord is not expressly so responsible under this Section 2.1, and neither the preparation of the Plans by the Architect or the Engineers nor Landlord’s approval of the Plans shall relieve Tenant from such responsibility. To the extent that either party (the “Responsible Party”) is responsible under this Section 2.1 for causing the Plans to comply with Law, the Responsible Party may contest any alleged violation of Law in good faith, including by seeking a waiver or deferment of compliance, asserting any defense allowed by Law, and exercising any right of appeal (provided that the other party incurs no liability as a result of such contest and that, after completing such contest, the Responsible Party makes any modification to the Plans or any alteration to the Premises that is necessary to comply with any final order or judgment).

2.2 [Intentionally Omitted.]

2.3 [Intentionally Omitted.]

2.4 Programming Information. Landlord and Tenant acknowledge that they have approved the space plan for the Premises prepared by ID Architecture dated May 20, 2010 and known as SP-2 (the “Space Plan”). Tenant shall furnish to Landlord all information that, together with the Space Plan, is necessary, in the judgment of Landlord, the Architect and the Engineers, to complete the architectural, engineering and final architectural working drawings for the Premises in a form that is sufficient to enable subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvement Work (the “Construction Drawings”), including electrical

Exhibit B

2

requirements, telephone requirements, special HVAC requirements, plumbing requirements, and all interior and special finishes (collectively, the “Programming Information”). The Programming Information shall be consistent with Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building (collectively, the “Landlord Requirements”) and shall otherwise be subject to Landlord’s reasonable approval. Landlord shall provide Tenant with notice approving or reasonably disapproving the Programming Information within five (5) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Agreement. If Landlord disapproves the Programming Information, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord’s objections. If Landlord disapproves the Programming Information, Tenant shall modify the Programming Information and resubmit it for Landlord’s review and approval. Such procedure shall be repeated as necessary until Landlord has approved the Programming Information.

2.5 Construction Drawings. After approving the Programming Information, Landlord shall cause the Architect and the Engineers to prepare and deliver to Tenant Construction Drawings that conform to the Space Plan and the approved Programming Information. Such preparation and delivery shall occur within 15 business days after the later of Landlord’s approval of the Programming Information or the mutual execution and delivery of this Agreement. Tenant shall approve or disapprove the Construction Drawings by notice to Landlord. If Tenant disapproves the Construction Drawings, Tenant’s notice of disapproval shall specify any revisions Tenant desires in the Construction Drawings. After receiving such notice of disapproval, Landlord shall cause the Architect and/or the Engineers to revise the Construction Drawings, taking into account the reasons for Tenant’s disapproval (provided, however, that Landlord shall not be required to cause the Architect or the Engineers to make any revision to the Construction Drawings that is inconsistent with the Landlord Requirements or that Landlord otherwise reasonably disapproves), and resubmit the Construction Drawings to Tenant for its approval. Such revision and resubmission shall occur within five (5) business days after the later of Landlord’s receipt of Tenant’s notice of disapproval or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 15 business days after the later of such receipt or such mutual execution and delivery) if such revision is material. Such procedure shall be repeated as necessary until Tenant has approved the Construction Drawings. The Construction Drawings approved by Landlord and Tenant are referred to in this Work Letter as the “Approved Construction Drawings”.

2.6 Time Deadlines. Tenant shall use its best efforts to cooperate with Landlord and its architect, engineers and other consultants to complete all phases of the Plans, obtain the permits for the Tenant Improvement Work and approve the Cost Proposal (defined in Section 3.2 below) as soon as possible after the execution of this Agreement, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress. Without limiting the foregoing, Tenant shall cause the Pricing Completion Date (defined below) to occur on or before the Pricing Due Date (defined below). As used in this Work Letter, “Pricing Completion Date” means the date on which Tenant approves the Cost Proposal pursuant to Section 3.2 below. As used in this Work Letter, “Pricing Due Date” means July 30, 2010; provided, however, that the Pricing Due Date shall be extended by one day for each day, if any, by which the Pricing Completion Date is delayed by any failure of Landlord to comply with its obligations under this Section 2 or Sections 3.2 or 3.3.3 below.

Exhibit B

3

3. CONSTRUCTION.

3.1 Contractor. A contractor designated by Landlord (the “Contractor”) shall perform the Tenant Improvement Work. In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

3.2 Cost Proposal. Within 10 business days after the Construction Drawings are approved by Landlord and Tenant, Landlord shall provide Tenant with Landlord’s reasonable estimate (the “Cost Proposal”) of the cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the Approved Construction Drawings. Tenant shall provide Landlord with notice approving or disapproving the Cost Proposal. If Tenant disapproves the Cost Proposal, Tenant’s notice of disapproval shall be accompanied by proposed revisions to the Approved Construction Drawings that Tenant requests in order to resolve its objections to the Cost Proposal, and Landlord shall respond as required under Section 3.3.3 below. Such procedure shall be repeated as necessary until the Cost Proposal is approved by Tenant. Upon Tenant’s approval of the Cost Proposal, Landlord may purchase the items set forth in the Cost Proposal and commence construction relating to such items.

3.3 Construction.

3.3.1 Over-Allowance Amount. If the Cost Proposal exceeds the Allowance, then, concurrently with its delivery to Landlord of approval of the Cost Proposal, Tenant shall deliver to Landlord cash in the amount of such excess (the “Over-Allowance Amount”). Any Over-Allowance Amount shall be disbursed by Landlord before the Allowance and pursuant to the same procedure as the Allowance. After the Cost Proposal is approved by Tenant, if any revision is made to the Approved Construction Drawings or the Tenant Improvement Work that increases the Cost Proposal, or if the Cost Proposal is otherwise increased to reflect the actual cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the Approved Construction Drawings, then Tenant shall deliver any resulting Over-Allowance Amount (or any resulting increase in the Over-Allowance Amount) to Landlord immediately upon Landlord’s request.

3.3.2 Landlord’s Retention of Contractor. Landlord shall independently retain the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings. Tenant shall pay a construction supervision and management fee (the “Landlord Supervision Fee”) to Landlord in an amount equal to 3% of the aggregate amount of all Allowance Items other than the Landlord Supervision Fee.

3.3.3 Revisions to Approved Construction Drawings. If Tenant requests any revision to the Approved Construction Drawings, Landlord shall provide Tenant with notice approving or reasonably disapproving such revision, and, if Landlord approves such revision,

Exhibit B

4

Landlord shall have such revision made and delivered to Tenant, together with notice of any resulting change in the most recent Cost Proposal, if any, within five (5) business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 10 business days after the later of such receipt or such execution and delivery) if such revision is material, whereupon Tenant, within one business day, shall notify Landlord whether it desires to proceed with such revision. If Landlord has commenced performance of the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision.

3.3.4 Contractor’s Warranties. Tenant waives all claims against Landlord relating to any latent defects in the Tenant Improvement Work. Notwithstanding the foregoing or any other provision of the Lease to the contrary, if, within 11 months after substantial completion of the Tenant Improvements, Tenant provides notice to Landlord of any latent defect in the Tenant Improvements, Landlord shall, at its option, either (a) assign to Tenant any right Landlord may have under the Construction Contract (defined below) to require the Contractor to correct, or pay for the correction of, such latent defect, or (b) at Tenant’s expense, use reasonable efforts to enforce such right directly against the Contractor for Tenant’s benefit. As used in this Work Letter, “Construction Contract” means the construction contract between Landlord and the Contractor pursuant to which the Tenant Improvements will be constructed.

4. COMPLETION.

4.1 Ready for Occupancy. For purposes of Section 1.3.2 of this Agreement, the Premises shall be deemed “Ready for Occupancy” upon the substantial completion of the Tenant Improvement Work. Subject to Section 4.2 below, the Tenant Improvement Work shall be deemed to be “substantially complete” upon the completion of the Tenant Improvement Work pursuant to the Approved Construction Drawings (as reasonably determined by Landlord), with the exception of any details of construction, mechanical adjustment or any other similar matter the non-completion of which does not materially interfere with Tenant’s use of the Premises.

4.2 Tenant Delay. If the substantial completion of the Tenant Improvement Work is delayed (a “Tenant Delay”) as a result of (a) any failure of the Pricing Completion Date to occur by the Pricing Due Date; (b) Tenant’s failure to timely approve any matter requiring Tenant’s approval; (c) any breach by Tenant of this Work Letter or the Lease; (d) any change (or Tenant’s request for any change) in the Approved Construction Drawings (except to the extent such delay results from any failure of Landlord to comply with its obligations under Section 3.3.3 above); (e) Tenant’s requirement for materials, components, finishes or improvements that are not available in a commercially reasonable time given the anticipated date of substantial completion of the Tenant Improvement Work as set forth in this Agreement; (f) any change to the base, shell or core of the Premises or Building required by the Approved Construction Drawings; or (g) any other act or omission of Tenant or any of its agents, employees or representatives, then, notwithstanding anything to the contrary in this Agreement or this Work Letter, and regardless of when the Tenant Improvement Work is actually substantially completed, the Tenant Improvement Work shall be deemed to be substantially completed on the date on which the Tenant Improvement Work would have been substantially completed if no such Tenant Delay had occurred.

Exhibit B

5

5. MISCELLANEOUS. Notwithstanding any contrary provision of this Agreement, if Tenant defaults under this Agreement before the Tenant Improvement Work is completed, Landlord’s obligations under this Work Letter shall be excused until such default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work. This Work Letter shall not apply to any space other than the Premises.

Exhibit B

6

EXHIBIT C

PENINSULA OFFICE PARK

PENINSULA OFFICE PARK BUILDING 8

SAN MATEO, CALIFORNIA

CONFIRMATION LETTER

            , 20

To:

Re:

Office Lease (the “Lease”) dated             , 2010, between EOP-PENINSULA OFFICE PARK, L.L.C, a Delaware limited liability company (“Landlord”), and EXTEND HEALTH, INC., a Delaware corporation (“Tenant”), concerning Suite 450 on the fourth floor of the building located at 2929 Campus Drive, San Mateo, California.

Lease ID:

Business Unit Number:

Dear                             :

In accordance with the Lease, Tenant accepts possession of the Premises and confirms the following:

1.	The Commencement Date is and the Expiration Date is .

2.	The exact number of rentable square feet within the Premises is 9,862 square feet, subject to Section 2.1.1 of the Lease.

3.	Tenant’s Share, based upon the exact number of rentable square feet within the Premises, is 10.8585%, subject to Section 2.1.1 of the Lease.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. PLEASE NOTE THAT, PURSUANT TO SECTION 21.1 OF THE LEASE, IF TENANT FAILS TO EXECUTE AND RETURN (OR, BY NOTICE TO LANDLORD, REASONABLY OBJECT TO) THIS LETTER WITHIN 10 DAYS AFTER RECEIVING IT, TENANT SHALL BE DEEMED TO HAVE EXECUTED AND RETURNED IT WITHOUT EXCEPTION.

“Landlord”:

EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company

By:
Name:
Title:

Exhibit C

1

Agreed and Accepted as of             , 2010.

“Tenant”:

EXTEND HEALTH, INC., a Delaware corporation

By:
Name:
Title:

Exhibit C

2

EXHIBIT D

PENINSULA OFFICE PARK

PENINSULA OFFICE PARK BUILDING 8

SAN MATEO, CALIFORNIA

RULES AND REGULATIONS

Tenant shall comply with the following rules and regulations (as modified or supplemented from time to time in accordance with the last paragraph of this Exhibit D, the “Rules and Regulations”). Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior consent which consent shall be unreasonably withheld, conditioned or delayed. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two (2) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices and toilet rooms furnished to or otherwise procured by Tenant, and if any such keys are lost, Tenant shall pay Landlord the cost of replacing them or of changing the applicable locks if Landlord deems such changes necessary.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord may close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant shall cause its employees, agents, contractors, invitees and licensees who use Building doors during such hours to securely close and lock them after such use. Any person entering or leaving the Building during such hours, or when the Building doors are otherwise locked, may be required to sign the Building register, and access to the Building may be refused unless such person has proper identification or has a previously arranged access pass. Landlord will furnish passes to persons for whom Tenant requests them. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Landlord and its agents shall not be liable for damages for any error with regard to the admission or exclusion of any person to or from the Building. In case of invasion, mob, riot, public excitement or other commotion, Landlord may prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord may prescribe the

Exhibit D

1

weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property. Any damage to the Building, its contents, occupants or invitees resulting from Tenant’s moving or maintaining any such safe or other heavy property shall be the sole responsibility and expense of Tenant (notwithstanding Sections 7 and 10.4 of this Lease).

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior consent. Tenant shall not disturb, solicit, peddle or canvass any occupant of the Project.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance shall be thrown therein. Notwithstanding Sections 7 and 10.4 of this Lease, Tenant shall bear the expense of any breakage, stoppage or damage resulting from any violation of this rule by Tenant or any of its employees, agents, contractors, invitees or licensees.

9. Tenant shall not overload the floor of the Premises, or (other than by driving appropriately-sized nails into drywall for the purpose of hanging lightweight pictures, whiteboards and similar items) mark, drive nails or screws or drill into the partitions, woodwork or drywall of the Premises, or otherwise deface the Premises, without Landlord’s prior consent. Tenant shall not purchase bottled water, ice, towel, linen, maintenance or other like services from any person not approved by Landlord.

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated in the Premises without Landlord’s prior consent.

11. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises or about the Project, except for such substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all Laws. Without limiting the foregoing, Tenant shall not, without Landlord’s prior consent, use, store, install, disturb, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal. No burning candle or other open flame shall be ignited or kept by Tenant in the Premises or about the Project.

Exhibit D

2

12. Tenant shall not, without Landlord’s prior consent, use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use or keep any foul or noxious gas or substance in or on the Premises, or occupy or use the Premises in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, or interfere with other occupants or those having business therein, whether by the use of any musical instrument, radio, CD player or otherwise. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (other than service animals), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. No cooking shall be done in the Premises, nor shall the Premises be used for lodging, for living quarters or sleeping apartments, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and invitees, provided that such use complies with all Laws.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except to the extent such storage may be incidental to the Permitted Use. Tenant shall not occupy the Premises as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco, or as a medical office, a barber or manicure shop, or an employment bureau, without Landlord’s prior consent. Tenant shall not engage or pay any employees in the Premises except those actually working for Tenant in the Premises, nor advertise for laborers giving an address at the Premises.

17. Landlord may exclude from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs, or who violates any of these Rules and Regulations.

18. Tenant shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning, shall cooperate with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall not attempt to adjust any controls. Tenant shall install and use in the Premises only ENERGY STAR rated equipment, where available.

Exhibit D

3

20. Tenant shall store all its trash and garbage inside the Premises. No material shall be placed in the trash or garbage receptacles if, under Law, it may not be disposed of in the ordinary and customary manner of disposing of trash and garbage in the vicinity of the Building. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate. Tenant shall comply with Landlord’s reasonable recycling program, if any.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord in its reasonable discretion or any governmental agency.

22. Any persons employed by Tenant to do janitorial work shall be subject to Landlord’s prior consent and, while in the Building and outside of the Premises, shall be subject to the control and direction of the Building manager (but not as an agent or employee of such manager or Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awning or other projection shall be attached to the outside walls of the Building without Landlord’s prior consent. Other than Landlord’s Building-standard window coverings, no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior consent. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings.

24. Tenant shall not obstruct any sashes, sash doors, skylights, windows or doors that reflect or admit light or air into the halls, passageways or other public places in the Building, nor shall Tenant place any bottles, parcels or other articles on the windowsills.

25. Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5 and with any local “No-Smoking” ordinance that is not superseded by such law.

27. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by Law.

28. All office equipment of an electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord in its reasonable discretion, to absorb or prevent any vibration, noise or annoyance.

29. Tenant shall not use any hand trucks except those equipped with rubber tires and rubber side guards.

Exhibit D

4

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without Landlord’s prior consent.

31. Without Landlord’s prior consent, Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

Landlord may from time to time modify or supplement these Rules and Regulations in a manner that, in Landlord’s reasonable judgment, is appropriate for the management, safety, care and cleanliness of the Premises, the Building, the Common Areas and the Project, for the preservation of good order therein, and for the convenience of other occupants and tenants thereof. Landlord may waive any of these Rules and Regulations for the benefit of any tenant, but no such waiver shall be construed as a waiver of such Rule and Regulation in favor of any other tenant nor prevent Landlord from thereafter enforcing such Rule and Regulation against any tenant.

Exhibit D

5

EXHIBIT E

PENINSULA OFFICE PARK

PENINSULA OFFICE PARK BUILDING 8

SAN MATEO, CALIFORNIA

JUDICIAL REFERENCE

IF (AND ONLY IF) THE JURY-WAIVER PROVISIONS OF SECTION 25.7 OF THIS LEASE ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THE PROVISIONS SET FORTH BELOW SHALL APPLY.

It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter – except for copies ordered by the other parties – shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 25.5 of this Lease. The venue of the proceedings shall be in the county in which the Premises is located. Within 10 days of receipt by any party of a request to resolve any dispute or controversy pursuant to this Exhibit E, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such 10-day period, then any party may thereafter file a lawsuit in the county in which the Premises is located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., ADR Services, Inc. or a similar mediation/arbitration entity approved by each party in its sole and absolute discretion. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor any other damages that are not permitted by the express provisions of this Lease, and the parties waive any right to recover any such damages. The parties may conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California Law. The reference proceeding shall be conducted in accordance with California Law (including the rules of evidence), and in all regards, the referee shall follow California Law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Exhibit E. In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (a) discovery be conducted for a period no longer than 6 months from the date the referee is appointed, excluding motions regarding discovery, and (b) a trial date be set within 9 months of the date the referee is appointed. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of

Exhibit E

1

decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Exhibit E shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

Exhibit E

EXHIBIT F

PENINSULA OFFICE PARK

PENINSULA OFFICE PARK BUILDING 8

SAN MATEO, CALIFORNIA

ADDITIONAL PROVISIONS

1.

Asbestos Notification. Tenant acknowledges that it has received the asbestos notification letter attached to this Lease as Exhibit G, disclosing the existence of asbestos in the Building. Tenant agrees to comply with the California “Connelly Act” and other applicable laws, including by providing copies of Landlord’s asbestos notification letter to all of Tenant’s “employees” and “owners”, as those terms are defined in the Connelly Act and other applicable laws.

2.	Provisions Required Under Existing Security Agreement. Notwithstanding any contrary provision of this Lease:

A.

Permitted Use. No portion of the Premises shall be used for any of the following uses: any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities, or sexual conduct or any other use that, as or the time of the execution hereof, has or could reasonably be expected to have a material adverse effect on the Property or its use, operation or value.

B.

Subordination and Attornment. This Lease shall be subject and subordinate to any Security Agreement (other than a ground lease) existing as of the date of mutual execution and delivery of this Lease (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, an “Existing Security Agreement”) or any loan document secured by any Existing Security Agreement (an “Existing Loan Document”). In the event of the enforcement by any Security Holder of any remedy under any Existing Security Agreement or Existing Loan Document, Tenant shall, at the option of the Security Holder or of any other person or entity succeeding to the interest of the Security Holder as a result of such enforcement, attorn to the Security Holder or to such person or entity and shall recognize the Security Holder or such successor in the interest as lessor under this Lease without change in the provisions thereof; provided, however, the Security Holder or such successor in interest shall not be liable for or bound by (i) any payment of an installment of rent or additional rent which may have been made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by Landlord under this Lease (but the Security Holder, or such successor, shall be subject to the continuing obligations of Landlord to the extent arising from and after such succession to the extent of the Security Holder’s, or such successor’s, interest in the Property), (iii) any credits, claims, setoffs or defenses which Tenant may have against Landlord, or (iv) any obligation under this Lease to

1

maintain a fitness facility at the Property. Tenant, upon the reasonable request by the Security Holder or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. Notwithstanding the foregoing, in the event the Security Holder under any Existing Security Agreement or Existing Loan Document shall have entered into a separate subordination, attornment and non-disturbance agreement directly with Tenant governing Tenant’s obligation to attorn to the Security Holder or such successor in interest as lessor, the terms and provisions of such agreement shall supersede the provisions of this Subsection.

C.	Proceeds.

1.

As used herein, “Proceeds” means any compensation, awards, proceeds, damages, claims, insurance recoveries, causes or rights of action (whenever accrued) or payments which Landlord may receive or to which Landlord may become entitled with respect to the Property or any part thereof (other than payments received in connection with any liability or loss of rental value or business interruption insurance) in connection with any taking by condemnation or eminent domain (“Taking”) of, or any casualty or other damage or injury to, the Property or any part thereof.

2.

Nothing in this Lease shall be deemed to entitle Tenant to receive and retain Proceeds except those that may be specifically awarded to it in condemnation proceedings because of the Taking of its trade fixtures and its leasehold improvements which have not become part of the Property and such business loss as Tenant may specifically and separately establish. Nothing in the preceding sentence shall be deemed to expand any right Tenant may have under this Lease to receive or retain any Proceeds.

3.

Nothing in this Lease shall be deemed to prevent Proceeds from being held and disbursed by any Security Holder under any Existing Loan Documents in accordance with the terms of such Existing Loan Documents. However, if in the event of any casualty or partial Taking, any obligation of Landlord under this Lease to restore the Premises or the Building is materially diminished by the operation of the preceding sentence, then Landlord, as soon as reasonably practicable after the occurrence of such casualty or partial Taking, shall provide written notice to Tenant describing such diminution with reasonably specificity, whereupon, unless Landlord has agreed in writing, in its sole and absolute discretion, to waive such diminution, Tenant, by written notice to Landlord delivered within 10 days after receipt of Landlord’s notice, shall have the right to terminate this Lease effective 10 days after the date of such termination notice.

2

3.	Extension Option.

3.1.

Grant of Option; Conditions. Tenant shall have the right (the “Extension Option”) to extend the Term for one additional period of three (3) years commencing on the day following the Expiration Date and ending on the third anniversary of the Expiration Date (the “Extension Term”), if:

A.

Not less than 9 and not more than 12 full calendar months before the Expiration Date, Tenant delivers written notice to Landlord (the “Extension Notice”) electing to exercise the Extension Option and stating Tenant’s estimate of the Prevailing Market (defined in Section 3.5 below) rate for the Extension Term;

B.	Tenant is not in default under the Lease beyond any applicable cure period when Tenant delivers the Extension Notice;

C.	No part of the Premises is sublet when Tenant delivers the Extension Notice; and

D.	The Lease has not been assigned (other than pursuant to a Permitted Transfer) before Tenant delivers the Extension Notice.

3.2.	Terms Applicable to Extension Term.

A.

During the Extension Term, (a) the Base Rent rate per rentable square foot shall be equal to the Prevailing Market rate per rentable square foot; (b) Base Rent shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate; and (c) Base Rent shall be payable in monthly installments in accordance with the terms and conditions of the Lease.

B.	During the Extension Term Tenant shall pay Tenant’s Share of Expenses and Taxes for the Premises in accordance with the Lease.

3.3.	Procedure for Determining Prevailing Market.

A.

Initial Procedure. Within 30 days after receiving the Extension Notice, Landlord shall give Tenant either (i) written notice (“Landlord’s Binding Notice”) accepting Tenant’s estimate of the Prevailing Market rate for the Extension Term stated in the Extension Notice, or (ii) written notice (“Landlord’s Rejection Notice”) rejecting such estimate and stating Landlord’s estimate of the Prevailing Market rate for the Extension Term. If Landlord gives Tenant a Landlord’s Rejection Notice, Tenant, within 15 days thereafter, shall give Landlord either (i) written notice (“Tenant’s Binding Notice”) accepting Landlord’s estimate of the Prevailing Market rate for the Extension Term stated in such Landlord’s Rejection Notice, or (ii) written

3

notice (“Tenant’s Rejection Notice”) rejecting such estimate. If Tenant gives Landlord a Tenant’s Rejection Notice, Landlord and Tenant shall work together in good faith to agree in writing upon the Prevailing Market rate for the Extension Term. If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, the provisions of Section 3.3.B below shall apply.

B.	Dispute Resolution Procedure.

1.

If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, Landlord and Tenant, within five (5) days thereafter, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Extension Term (collectively, the “Estimates”). Within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Extension Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years experience within the previous 10 years as a real estate appraiser working in San Mateo, California, with working knowledge of current rental rates and leasing practices relating to buildings similar to the Building. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

2.

If each party selects an appraiser in accordance with Section 3.3.B.1 above, the parties shall cause their respective appraisers to work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Extension Term. The Estimate, if any, so agreed upon by such appraisers shall be final and binding on both parties as the Prevailing Market rate for the Extension Term and may be entered in a court of competent jurisdiction. If the appraisers fail to reach such agreement within 20 days after their selection, then, within 10 days after the expiration of such 20-day period, the parties shall instruct the appraisers to select a third appraiser meeting the above criteria (and if the appraisers fail to agree upon such third appraiser within 10 days after being so

4

instructed, either party may cause a court of competent jurisdiction to select such third appraiser). Promptly upon selection of such third appraiser, the parties shall instruct such appraiser (or, if only one of the parties has selected an appraiser within the 7-day period described above, then promptly after the expiration of such 7-day period the parties shall instruct such appraiser) to determine, as soon as practicable but in any case within 14 days after his selection, which of the two Estimates most closely reflects the Prevailing Market rate. Such determination by such appraiser (the “Final Appraiser”) shall be final and binding on both parties as the Prevailing Market rate for the Extension Term and may be entered in a court of competent jurisdiction. If the Final Appraiser believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the Final Appraiser and of any experts retained by the Final Appraiser. Any fees of any other appraiser, counsel or expert engaged by Landlord or Tenant shall be borne by the party retaining such appraiser, counsel or expert.

C.

If the Prevailing Market rate has not been determined by the commencement date of the Extension Term, Tenant shall pay Base Rent for the Extension Term upon the terms and conditions in effect during the last month ending on or before the Expiration Date until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Extension Term shall be retroactively adjusted. If such adjustment results in an under- or overpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the next Base Rent due under the Lease.

3.4.

Extension Amendment. If Tenant is entitled to and properly exercises its Extension Option, and if the Prevailing Market rate for the Extension Term is determined in accordance with Section 3.3 above, Landlord, within a reasonable time thereafter, shall prepare and deliver to Tenant an amendment (the “Extension Amendment”) reflecting changes in the Base Rent, the Term, the Expiration Date, and other appropriate terms, and Tenant shall execute and return the Extension Amendment to Landlord within 15 days after receiving it. Notwithstanding the foregoing, upon determination of the Prevailing Market rate for the Extension Term in accordance with Section 3.3 above, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

3.5.

Definition of Prevailing Market. For purposes of this Extension Option, “Prevailing Market” shall mean the arms-length, fair-market, annual rental rate per rentable square foot under extension and renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to

5

the Building in the San Mateo, California area. The determination of Prevailing Market shall take into account any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease.

3.6.	Intentionally omitted.

4.

Early Entry. Tenant may enter the Premises (i) after installation of the ceiling grid in the Premises and before the Commencement Date, solely for the purpose of installing telecommunications and data cabling, in the Premises, and (ii) after installation of the carpeting in the Premises and before the Commencement Date, at its sole risk and solely for the purpose of installing equipment, furnishings and other personalty. Other than the obligation to pay Base Rent and Tenant’s Share of any Expense Excess or Tax Excess, all of Tenant’s obligations hereunder shall apply during any period of such early entry. Notwithstanding the foregoing, Landlord may limit, suspend or terminate Tenant’s rights to enter the Premises pursuant to this Section if Landlord reasonably determines that such entry is endangering individuals working in the Premises or is delaying completion of the Tenant Improvement Work.

6

5.	Right of First Offer.

5.1	Grant of Option; Conditions.

A.

Subject to the terms of this Section 5, Tenant shall have a one-time right of first offer (“Right of First Offer”) with respect to each of the following suites (and with respect to each portion of each such suite) (each such suite or portion thereof, a “Potential Offering Space”): (i) the 2,732 rentable square feet known as Suite 405 on the fourth floor of the Building shown on the demising plan attached to the Lease as Exhibit H and (ii) the 4,347 rentable square feet known as Suite 420 on the fourth floor of the Building shown on the demising plan attached to the Lease as Exhibit I. Tenant’s Right of First Offer shall be exercised as follows: At any time after Landlord has determined that a Potential Offering Space has become Available (defined below), but before leasing such Potential Offering Space to a third party, Landlord shall provide Tenant with written notice (the “Advice”) advising Tenant of the terms under which Landlord is prepared to lease such Potential Offering Space (an “Offering Space”) to Tenant for the remainder of the Term, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offering Space as reasonably determined by Landlord. For purposes hereof, a Potential Offering Space shall be deemed to become “Available” as follows: (i) if such Potential Offering Space is not under lease to a third party as of the date of mutual execution and delivery of the Lease, such Potential Offering Space shall be deemed to become Available when Landlord has located a prospective tenant that may be interested in leasing such Potential Offering Space; and (ii) if such Potential Offering Space is under lease to a third party as of the date of mutual execution and delivery of the Lease, such Potential Offering Space shall be deemed to become Available when Landlord has determined that the third-party tenant of such Potential Offering Space, and any occupant of such Potential Offering Space claiming under such third-party tenant, will not extend or renew the term of its lease, or enter into a new lease, for such Potential Offering Space. Tenant may lease any Offering Space in its entirety only, under the terms set forth in the Advice, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within 10 days after Tenant’s receipt of the Advice.

B.

Notwithstanding any contrary provision hereof, Tenant shall have no Right of First Offer, and Landlord shall not be required to provide Tenant with an Advice, with respect to any Potential Offering Space, if:

1.	Tenant is in Default under the Lease when Landlord would otherwise deliver the Advice; or

2.	the Premises, or any portion thereof, is sublet when Landlord would otherwise deliver the Advice; or

3.	the Lease has been assigned before the date on which Landlord would otherwise deliver the Advice (other than pursuant to a Permitted Transfer); or

4.	Tenant is not occupying the Premises when Landlord would otherwise deliver the Advice.

5.2.	Terms for Offering Space.

A.

The term for the Offering Space shall commence on the commencement date stated in the Advice and thereupon the Offering Space shall be considered a part of the Premises subject to the provisions of the Lease; provided, however, that the provisions of the Advice shall prevail to the extent they conflict with the provisions of the Lease.

B.

Tenant shall pay Base Rent and Additional Rent for the Offering Space in accordance with the provisions of the Advice, which provisions shall reflect the Prevailing Market rate for the Offering Space as determined in Landlord’s reasonable judgment.

7

C.

Except as may be otherwise provided in the Advice, the Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for the Offering Space commences. If Landlord is delayed in delivering possession of the Offering Space by any holdover or unlawful possession of the Offering Space by any party, Landlord shall use reasonable efforts to obtain possession of the Offering Space, and the commencement date of the term for the Offering Space shall be postponed until the date Landlord delivers possession of the Offering Space to Tenant free from occupancy by any party.

5.3.

Termination of Right of First Offer. The rights of Tenant hereunder with respect to any Potential Offering Space shall terminate on the earliest to occur of: (i) October 31, 2014 (unless Tenant has exercised its Extension Option (defined in Section 3 above) and Landlord and Tenant have agreed upon the Prevailing Market (defined in Section 3 above) rate for the Premises during the Extension Term (defined in Section 3 above), in each case pursuant to Section 3 above, in which event the date shall be one (1) year before the scheduled expiration date of the Extension Term), (ii) Tenant’s failure to exercise its Right of First Offer with respect to such Potential Offering Space (or any larger Potential Offering Space containing such Potential Offering Space) within the 10-day period provided in Section 5.1.A above, or (iii) the date on which Landlord would have provided Tenant an Advice for such Potential Offering Space if Tenant had not been in violation of one or more of the conditions set forth in Section 5.1.B above. In addition, if (a) Landlord provides Tenant with an Advice for any Offering Space that contains a right of first offer, right of first refusal, expansion option or other expansion right with respect to any other Potential Offering Space, (b) Tenant does not exercise its Right of First Offer to lease such Offering Space pursuant to such Advice, and (c) Landlord grants such expansion right to a third party that leases such Offering Space, then Tenant’s Right of First Offer with respect to such other Potential Offering Space shall be subject and subordinate to such expansion right in favor of such third party.

5.4.

Offering Amendment. If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, rentable square footage of the Premises, Tenant’s Share and other appropriate terms in accordance with this Section 5. A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord within 15 days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

8

5.5.

Definition of Prevailing Market. For purposes of this Section 5, “Prevailing Market” means the annual rental rate per square foot for space comparable to the Offering Space in the Building and office buildings comparable to the Building in the San Mateo, California area under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of the Offering Space; (ii) the space is encumbered by the option rights of another tenant; or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

5.6.	Intentionally omitted.

6.

Excess Allowance. Subject to the Allowance Deadline, to the extent that all or any portion of the Allowance remains unused after the Tenant Improvement Work is completed and paid for (the “Excess Allowance”), Tenant may use such Excess Allowance towards the cost of any other Alterations made in the Premises in accordance with the terms of the Lease by requesting reimbursement from Landlord in an amount not to exceed the Excess Allowance. Such reimbursement shall be made by Landlord upon 30 days written invoice to Landlord, which invoice shall be supported by Tenant’s paid receipts and/or invoices for such items and such other documentation reasonably requested by Landlord.

7.	Monument Signage.

A.

So long as (i) Tenant is not in Default under the terms of the Lease; (ii) Tenant is in occupancy of the Premises; (iii) Tenant has not assigned the Lease or sublet any part of the Premises and (iv) Tenant notifies Landlord prior to December 1, 2010, of its desire to have a Panel (as hereinafter defined) (individually a “Signage Condition” and collectively, the “Signage Conditions”), Tenant shall have the right, subject to the terms hereof, to have its name placed (the “Panel”) on the shared Building monument sign located in front of the Building (the “Monument Sign”). The installation of the Panel shall be subject to (a) the approval of any governmental authority having jurisdiction and (b) the existing rights of existing tenants in the Building. The location of the Panel shall be subject to Landlord’s reasonable discretion. The Panel shall (1) be designed by Landlord, (2) contain the Tenant’s name, (3) be of a similar size and style as the names of other tenants on the Monument Sign and be harmonious with the design standards of the Building and Monument Sign (provided, however, that in no event shall the Panel exceed the following dimensions: 5 inches tall and 40 inches long), (4) be affixed to the Monument Sign in a manner consistent with the other tenant names on the Monument Sign, and (5) if the other tenant names on the Monument Sign are currently

9

illuminated, be illuminated in a similar manner. Following receipt of all necessary governmental approvals and so long as the Signage Conditions are satisfied, Landlord, at Tenant’s sole cost and expense, shall fabricate, construct and thereafter install the Panel on the Monument Sign. All costs for which Tenant is responsible under this subsection A shall be paid by Tenant to Landlord within 30 days of written request by Landlord and Tenant’s receipt of reasonable evidence of such cost.

B.

Although Landlord will perform the maintenance and repair to the Monument Sign and the Panel, Tenant shall be liable for all costs related to such maintenance, and, if applicable, illumination thereof (excluding costs of repairs resulting from a casualty or condemnation). In the event that additional names are listed on the Monument Sign, all future costs of maintenance and repair (excluding costs of repairs resulting from a casualty or condemnation) shall be prorated between Tenant and the other parties that are listed on the Monument Sign. All costs for which Tenant is responsible under this subsection B shall be paid by Tenant to Landlord within 30 days of written request by Landlord and Tenant’s receipt of reasonable evidence of such cost.

C.

Upon the occurrence of any one of the following events, Tenant’s rights granted herein to the Monument Sign will terminate and Tenant, at its cost within 30 days after request by Landlord, shall remove Tenant’s Panel from the Monument Sign and restore the affected portion of the Monument Sign to the condition it was in prior to installation of Tenant’s Panel, ordinary wear and tear excepted: (1) the expiration or earlier termination of the Lease, (2) any of the Signage Conditions are no longer satisfied and/or (3) Landlord notifies Tenant that Landlord has entered into a lease with a third party for space in the Building, such space exceeds the rentable square footage of the Premises and such third party has been given rights to install a sign on the Monument Sign. If Tenant does not perform such work within such 30 day period, then Landlord may do so, at Tenant’s cost, and Tenant shall reimburse Landlord for the cost of such work within 30 days after request therefore and Tenant’s receipt of reasonable evidence of such cost. The provisions of this subsection C shall survive expiration or earlier termination of the Lease (as amended).

D.

Landlord may, at anytime during the Term (or any extension thereof), upon 30 days prior written notice to Tenant, relocate the position of Tenant’s Panel. The cost of such relocation of Tenant’s Panel shall be at the cost and expense of Landlord.

10

EXHIBIT G

PENINSULA OFFICE PARK

PENINSULA OFFICE PARK BUILDING 8

SAN MATEO, CALIFORNIA

ASBESTOS NOTIFICATION

Asbestos-containing materials (“ACMs”) were historically commonly used in the construction of commercial buildings across the country. ACMs were commonly used because of their beneficial qualities; ACMs are fire-resistant and provide good noise and temperature insulation.

Some common types of ACMs include surfacing materials (such as spray-on fireproofing, stucco, plaster and textured paint), flooring materials (such as vinyl floor tile and vinyl floor sheeting) and their associated mastics, carpet mastic, thermal system insulation (such as pipe or duct wrap, boiler wrap and cooling tower insulation), roofing materials, drywall, drywall joint tape and drywall joint compound, acoustic ceiling tiles, transite board, base cove and associated mastic, caulking, window glazing and fire doors. These materials are not required under law to be removed from any building (except prior to demolition and certain renovation projects). Moreover, ACMs generally are not thought to present a threat to human health unless they cause a release of asbestos fibers into the air, which does not typically occur unless (1) the ACMs are in a deteriorated condition, or (2) the ACMs have been significantly disturbed (such as through abrasive cleaning, or maintenance or renovation activities).

It is possible that some of the various types of ACMs noted above (or other types) are present at various locations in the Building. Anyone who finds any such materials in the building should assume them to contain asbestos unless those materials are properly tested and determined to be otherwise. In addition, Landlord has identified the presence of certain ACMs in the Building. For information about the specific types and locations of these identified ACMs, please contact the Building manager. The Building manager maintains records of the Building’s asbestos information including any Building asbestos surveys, sampling and abatement reports. This information is maintained as part of Landlord’s asbestos Operations and Maintenance Plan (“O&M Plan”).

The O&M Plan is designed to minimize the potential of any harmful asbestos exposure to any person in the building. Because Landlord is not a physician, scientist or industrial hygienist, Landlord has no special knowledge of the health impact of exposure to asbestos. Therefore, Landlord hired an independent environmental consulting firm to prepare the Building’s O&M Plan. The O&M Plan includes a schedule of actions to be taken in order to (1) maintain any building ACMs in good condition, and (2) to prevent any significant disturbance of such ACMs. Appropriate Landlord personnel receive regular periodic training on how to properly administer the O&M Plan.

The O&M Plan describes the risks associated with asbestos exposure and how to prevent such exposure. The O&M Plan describes those risks, in general, as follows: asbestos is not a significant health concern unless asbestos fibers are released and inhaled. If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis and cancer) increases. However, measures taken to minimize exposure and consequently minimize the accumulation of fibers, can reduce the risk of adverse health effects.

The O&M Plan also describes a number of activities which should be avoided in order to prevent a release of asbestos fibers. In particular, some of the activities which may present a health risk (because those activities may cause an airborne release of asbestos fibers) include moving, drilling, boring or otherwise disturbing ACMs. Consequently, such activities should not be attempted by any person not qualified to handle ACMs. In other words, the approval of Building management must be obtained prior to engaging in any such activities. Please contact the Building manager for more information in this regard. A copy of the written O&M Plan for the Building is located in the Building Management Office and, upon your request, will be made available to tenants to review and copy during regular business hours.

Exhibit G

1

Because of the presence of ACM in the Building, Landlord is also providing the following warning, which is commonly known as a California Proposition 65 warning:

WARNING: This building contains asbestos, a chemical known to the State of California to cause cancer.

Please contact the Building manager with any questions regarding the contents of this Exhibit G.

2

EXHIBIT H

PENINSULA OFFICE PARK

PENINSULA OFFICE PARK BUILDING 8

SAN MATEO, CALIFORNIA

SUITE 405 OFFERING SPACE

Exhibit H

1

EXHIBIT I

PENINSULA OFFICE PARK

PENINSULA OFFICE PARK BUILDING 8

SAN MATEO, CALIFORNIA

SUITE 420 OFFERING SPACE

Exhibit I

1

FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) is made effective as of September 2, 2010, by and between EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company (“Landlord”), and EXTEND HEALTH, INC. a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain lease dated June 28, 2010 (the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant approximately 9,862 rentable square feet (the “Existing Premises”) described as Suite 400 on the fourth floor of the building commonly known as Peninsula Office Park Building 8 located at 2929 Campus Drive, San Mateo, California (the “Building”).

B.	The parties acknowledge and agree that the Commencement Date (as defined in Section 1.3.2 of the Lease and as further modified herein below) has not occurred as of the date hereof.

C.

The parties wish to expand the Premises (defined in the Lease) to include additional space, containing approximately 77 rentable square feet described as Suite 400A on the fourth floor of the Building and shown on Exhibit A attached hereto (the “Expansion Space”), on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Expansion.

1.1

Effect of Expansion. Effective as of the Commencement Date (defined below), the Premises shall be increased from 9,862 rentable square feet on the fourth floor to 9,939 rentable square feet on the fourth floor by the addition of the Expansion Space, and, from and after the Commencement Date, the Existing Premises and the Expansion Space shall collectively be deemed the Premises. The term of the Lease for the Expansion Space (the “Expansion Term”) shall commence on the Commencement Date and, unless sooner terminated in accordance with the Lease, end on the Expiration Date. From and after the Commencement Date, the Expansion Space shall be subject to all the terms and conditions of the Lease except as provided herein. Except as may be expressly provided herein, Tenant shall not be entitled to receive, with respect to the Expansion Space, any allowance, free rent or other financial concession granted with respect to the Existing Premises.

1.2

Commencement Date. Notwithstanding the provisions of Section 1.3.2 of the Lease, with respect to both the Existing Premises and the Expansion Space, the “Commencement Date” shall mean the earlier of (i) the first date on which Tenant conducts business in the Existing Premises and/or the Expansion Space pursuant to the Lease and this Amendment, or (ii) the date on which Ready for Occupancy (defined in Exhibit B hereto) is achieved, which is anticipated to occur on November 1, 2010 (the “Target Date”). Exhibit B to the Lease is hereby amended and restated with Exhibit B to this Amendment; and the original Exhibit B to the Lease shall have no further force or effect. The adjustment of the Commencement Date and, accordingly, the postponement of Tenant’s obligation to pay Base Rent and Tenant’s Share of Expenses and Taxes for the Existing Premises and the Expansion Space shall be Tenant’s sole remedy if Ready for Occupancy is not achieved on the Target Date.

1.3

Confirmation Letter. The last two sentences of Section 2.1.1 of the Lease are hereby deleted and are of no further force or effect. At any time after the Commencement Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) days after receiving it. If Tenant fails to execute and return (or reasonably object in writing to) such notice within ten (10) days after receiving it, Tenant shall be deemed to have executed and returned it without exception. Exhibit C to the Lease is hereby amended and restated with Exhibit C to this Amendment.

2.	Base Rent. With respect to the Expansion Space during the Expansion Term, the schedule of Base Rent shall be as follows:

Period During Expansion Term	Annual Rate Per Square Foot	Monthly Base Rent
Commencement Date through last day of 12th full calendar month of Expansion Term	$28.80	$184.80
13th through 24th full calendar months of Expansion Term	$29.64	$190.19
25th through 36th full calendar months of Expansion Term	$30.60	$196.35
37th through 48th full calendar months of Expansion Term	$31.44	$201.74
49th full calendar month of Expansion Term through the Expiration Date	$32.40	$207.90

Notwithstanding the foregoing, so long as no Default exists, Tenant shall be entitled to an abatement of Base Rent with respect to the Expansion Space, in the amount of $184.80 per month, for the first three (3) consecutive full calendar months of the Expansion Term.

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended.

3.	Additional Security Deposit. No additional Security Deposit shall be required in connection with this Amendment.

4.	Tenant’s Share. With respect to the Expansion Space during the Expansion Term, Tenant’s Share shall be 0.0848%.

5.	Expenses and Taxes. With respect to the Expansion Space during the Expansion Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease.

6.	Improvements to Expansion Space.

6.1

Condition of Expansion Space. Tenant acknowledges that it has inspected the Expansion Space and agrees to accept it “as is” without any representation by Landlord regarding its condition and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment.

6.2	Responsibility for Improvements. Landlord shall perform improvements in accordance with the Work Letter attached hereto as Exhibit B.

7.	Other Pertinent Provisions. Intentionally Omitted.

8.	Miscellaneous.

8.1

This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

8.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

8.3	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

8.4

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

8.5

The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

8.6

Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

8.7	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver it on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company

By:	/s/ Kenneth Young
Name:	Kenneth Young
Title:	Vice President - Leasing

TENANT:

EXTEND HEALTH, INC., a Delaware corporation

By:	/s/ Joseph J. Murad
Name:	Joseph J. Murad
Title:	SVP, Corporate Development

EXHIBIT A

OUTLINE AND LOCATION OF EXPANSION SPACE

ELEC.
ROOM
SUITE 400A
SUITE 405

Proposed Suite 400A (Extend Health Server Room)
67.311 USF
77 RSF

issue date: 09/03/2010

- TENANT
- FLOOR COMMON
- BUILDING COMMON
- MAJOR VERTICAL PENETRATION

4th Floor

2929 Peninsula Office Park 8
San Mateo, CA

EXHIBIT B

WORK LETTER

As used in this Exhibit B (this “Work Letter”), the following terms shall have the following meanings: “Agreement” means the Lease together with the amendment to which this Work Letter is attached. “Tenant Improvements” means all improvements to be constructed in the Existing Premises and the Expansion Space pursuant to this Work Letter. “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1	ALLOWANCE.

1.1 Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Allowance”) in the amount of $198,780.00 to be applied toward the Allowance Items (defined in Section 1.2 below). Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the Allowance Items, to the extent such costs exceed the lesser of (a) the Allowance, or (b) the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter. Notwithstanding any contrary provision of this Agreement, if Tenant fails to use the entire Allowance on or before the one (1) year anniversary of the date Ready for Occupancy is achieved (such one (1) year anniversary being referred to herein as the “Allowance Deadline”), the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.2 Disbursement of the Allowance. Except as otherwise provided in this Work Letter, the Allowance shall be disbursed by Landlord only for the following items (the “Allowance Items”): (a) the fees of the Architect (defined in Section 2.1 below) and the Engineers (defined in Section 2.1 below); (b) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (c) the cost of performing the Tenant Improvement Work, including after hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (d) the cost of any change to the base, shell or core of the Existing Premises, the Expansion Space or Building required by the Plans (defined in Section 2.1 below) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (e) the cost of any change to the Plans or Tenant Improvement Work required by Law; (f) the Landlord Supervision Fee (defined in Section 3.3.2 below); (g) sales and use taxes; and (h) all other costs expended by Landlord in connection with the performance of the Tenant Improvement Work (including, without limitation, any costs associated with a revision pursuant to Section 3.3.3 below).

2	PLANS.

2.1 Selection of Architect/Plans. Landlord shall retain the architect/space planner (the “Architect”) and the engineering consultants (the “Engineers”) of Landlord’s choice to prepare all architectural plans for the Existing Premises and the Expansion Space and all engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Existing Premises and the Expansion Space. The plans and drawings to be prepared by the Architect and the Engineers shall be referred to in this Work Letter as the “Plans.” Tenant shall be responsible for ensuring that all elements of the design of the Plans are suitable for Tenant’s use of the Existing Premises and the Expansion Space, and neither the preparation of the Plans by the Architect or the Engineers nor Landlord’s approval of the Plans shall relieve Tenant from such responsibility. Landlord shall cause the Architect and the Engineers to use the Required Level of Care (defined below) to cause the Plans to comply with Law; provided, however, that Tenant, not Landlord, shall be responsible for any violation of Law by the Plans resulting from Tenant’s use of the Existing Premises and the Expansion Space for other than general office purposes. Tenant acknowledges and agrees that if Landlord breaches its obligations under the preceding sentence, any resulting obligation of Landlord to pay (outside the Allowance) for any alteration to the Existing Premises and the Expansion Space required by Law shall be limited to the excess, if any, of the sum of the cost of such alteration plus the cost of the Tenant Improvement Work performed pursuant to the Approved Construction Drawings (defined in Section 2.5 below) over the amount that it would have cost to perform the Tenant Improvement Work pursuant to the Approved Construction Drawings if the Approved Construction Drawings had complied with Law. As used herein, “Required Level of Care” means the level of care that reputable architects and engineers customarily use to cause drawings and specifications to comply with Law where such drawings and specifications are prepared for spaces in buildings comparable in quality to the Building. Tenant shall be responsible for ensuring that the Plans comply with Law to the extent Landlord is not expressly so responsible under this Section 2.1, and neither the preparation of the Plans by the Architect or the Engineers nor Landlord’s approval of the Plans shall relieve Tenant from such responsibility. To the extent that either party (the “Responsible Party”) is responsible under this Section 2.1 for causing the Plans to comply with Law, the Responsible Party may contest any alleged violation of Law in good faith, including by seeking a waiver or deferment of compliance, asserting any defense allowed by Law, and exercising any right of appeal (provided that the other party incurs no liability as a result of such contest and that, after completing such contest, the Responsible Party makes any modification to the Plans or any alteration to the Existing Premises and the Expansion Space that is necessary to comply with any final order or judgment).

2.2 [Intentionally Omitted.]

2.3 [Intentionally Omitted.]

2.4 [Intentionally Omitted.]

2.5 Approved Construction Drawings. Landlord and Tenant acknowledge that they have approved the construction drawings dated July 17, 20] 0 (as amended July 29, 2010), prepared by the Architect and/or the Engineers (the “Approved Construction Drawings”).

2.6 Time Deadlines. Tenant shall use its best efforts to cooperate with Landlord and its architect, engineers and other consultants to complete all phases of the Plans, obtain the permits for the Tenant Improvement Work and approve the Cost Proposal (defined in Section 3.2 below) as soon as possible after the execution of this Agreement, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress. Without limiting the foregoing, Tenant shall cause the Pricing Completion Date (defined below) to occur on or before the Pricing Due Date (defined below). As used in this Work Letter, “Pricing Completion Date” means the date on which Tenant approves the Cost Proposal pursuant to Section 3.2 below. As used in this Work Letter, “Pricing Due Date” means September 30, 2010; provided, however, that the Pricing Due Date shall be extended by one day for each day, if any, by which the Pricing Completion Date is delayed by any failure of Landlord to comply with its obligations under this Section 2 or Sections 3.2 or 3.3.3 below.

3	CONSTRUCTION.

3.1 Contractor. A contractor designated by Landlord (the “Contractor”) shall perform the Tenant Improvement Work. In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

3.2 Cast Proposal. On or prior to September 2, 2010, Landlord shall provide Tenant with Landlord’s reasonable estimate (the “Cost Proposal”) of the cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the Approved Construction Drawings. Tenant shall provide Landlord with notice approving or disapproving the Cost Proposal. If Tenant disapproves the Cost Proposal, Tenant’s notice of disapproval shall be accompanied by proposed revisions to the Approved Construction Drawings that Tenant requests in order to resolve its objections to the Cost Proposal, and Landlord shall respond as required under Section 3.3.3 below. Such procedure shall be repeated as necessary until the Cost Proposal is approved by Tenant. Upon Tenant’s approval of the Cost Proposal, Landlord may purchase the items set forth in the Cost Proposal and commence construction relating to such items.

3.3	Construction.

3.3.1 Over-Allowance Amount. If the Cost Proposal exceeds the Allowance, then, concurrently with its delivery to Landlord of approval of the Cost Proposal, Tenant shall deliver to Landlord cash in the amount of such excess (the “Over-Allowance Amount”). Any Over-Allowance Amount shall be disbursed by Landlord before the Allowance and pursuant to the same procedure as the Allowance. After the Cost Proposal is approved by Tenant, if any revision is made to the Approved Construction Drawings or the Tenant Improvement Work that increases the Cost Proposal, or if the Cost Proposal is otherwise increased to reflect the actual cost of all Allowance items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the Approved Construction Drawings, then Tenant shall deliver any resulting Over-Allowance Amount (or any resulting increase in the Over-Allowance Amount) to Landlord immediately upon Landlord’s request.

3.3.2 Landlord’s Retention of Contractor. Landlord shall independently retain the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings. Tenant shall pay a construction supervision and management fee (the “Landlord Supervision Fee”) to Landlord in an amount equal to 3% of the aggregate amount of all Allowance Items other than the Landlord Supervision Fee.

EXHIBIT C

CONFIRMATION LETTER

            , 2010

To:

Re:

That certain Office Lease dated June 28, 2010, between EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company (“Landlord”), and EXTEND HEALTH, INC., a Delaware corporation (“Tenant”), concerning Suite 450 (“Existing Premises”) on the fourth floor of the building located at 2929 Campus Drive, San Mateo, California (the “Building”) and that certain First Amendment (the “Amendment”) thereto, dated             , 2010, between Landlord and Tenant concerning Suite 400A (“Expansion Space”) on the fourth floor of the Building (collectively, the “Lease”).

Lease ID:

Business Unit Number:

Dear                     :

In accordance with the Lease, Tenant accepts possession of the Existing Premises and the Expansion Space and confirms the following:

1.	The Commencement Date is and the Expiration Date is .

2.

Subject to Section 2.1.1 of the Lease, the exact number of rentable square feet within the Existing Premises is 9,862 square feet and the exact number of rentable square feet within the Expansion Space is 77 square feet.

3.

Subject to Section 2.1.1 of the Lease, Tenant’s Share for the Existing Premises, based upon the exact number of rentable square feet within the Existing Premises, is 10.8585%, and Tenant’s Share for the Expansion Space, based upon the exact number of rentable square feet within the Expansion Space, is 0.0848%.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. PLEASE NOTE THAT, PURSUANT TO THE TERMS OF THE LEASE, IF TENANT FAILS TO EXECUTE AND RETURN (OR, BY NOTICE TO LANDLORD, REASONABLY OBJECT TO) THIS LETTER WITHIN 10 DAYS AFTER RECEIVING IT, TENANT SHALL BE DEEMED TO HAVE EXECUTED AND RETURNED IT WITHOUT EXCEPTION.

“Landlord”:

EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company

By:
Name:
Title:

Agreed and Accepted as of             , 2010.

“Tenant”:

EXTEND HEALTH, INC. a Delaware corporation

By:
Name:
Title:

SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”) is made and entered into as of November 23, 2010, by and between EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company (“Landlord”), and EXTEND HEALTH, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain lease dated June 28, 2010, as previously amended by that certain First Amendment dated September 2, 2010 (as amended, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 9,939 rentable square feet (the “Premises”) described as Suite 400 consisting of approximately 9,862 and Suite 400A consisting of approximately 77 rentable square feet all located on the fourth floor of the building commonly known as Peninsula Office Park Building 8 located at 2929 Campus Drive, San Mateo, California (the “Building”).

B.	Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.

Amendment. Effective as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:

1.1	Rooftop Space.

A.

Subject to the terms of this Section 1.1, during the Term (and any extension hereof, if any) Tenant may use the Roof Space (defined below) for the purpose of installing, operating, maintaining and removing a Dish/Antenna not exceeding 36 inches in diameter or other communication device approved by the Landlord (the “Dish/Antenna”). As used herein, “Roof Space” means space on the roof of the Building, not exceeding nine (9) square feet in size, and otherwise reasonably designated by Landlord. Landlord may relocate the Roof Space from time to time as reasonably necessary during the Term (and any extension hereof, if any).

B.

Tenant’s design and installation of the Dish/Antenna shall be subject to Sections 7.2 and 7.3 of the Lease (as amended) as if the Dish/Antenna were being installed in the Premises; provided, however, that Tenant’s design and installation of the Dish/Antenna shall not be subject to Section 7.2(c) of the Lease (as amended). Without limiting the foregoing, Landlord shall have the right to approve Tenant’s plans and specifications for the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building, and the manner in which any cables are run to and from the Dish/Antenna. Tenant shall be responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. The Dish/Antenna shall be tagged with weatherproof labels showing manufacturer, model, frequency range, and Tenant’s name. All cable connected to the Dish/Antenna (the “Dish/Antenna Cable”) shall be tagged in the telecom closet on each floor with a label showing Tenant’s name, phone number and suite number. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply with the approved plans and specifications, that the installation was defective, or that the Building has been damaged during installation of the Dish/Antenna, Tenant shall cure such defective condition promptly upon Landlord’s request. If Tenant fails to promptly perform such cure, Landlord may do so, in which event Tenant shall pay Landlord, upon demand, the reasonable cost of such cure. If at any time Landlord, in its sole discretion, deems it necessary, Tenant, at its expense, shall provide and install appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the “Aesthetic Screening”).

C.

Tenant, after reasonable notice to Landlord, may access the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, Dish/Antenna Cable, the appurtenances and the Aesthetic Screening, if any (collectively, the “Dish/Antenna Items”). Notwithstanding the foregoing, only authorized engineers, employees or properly authorized contractors of Tenant, FCC inspectors, or persons under their direct supervision shall have access to the roof of the Building and the Roof Space. Tenant shall use diligent efforts to minimize the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits.

D.

Tenant shall ensure that the installation, maintenance, operation and removal of the Dish/Antenna Items does not damage, or unreasonably interfere with Landlord’s or any other occupant’s use of, the Building or its roof. Notwithstanding Sections 7 and 10.4 of the Lease (as amended), Tenant shall be responsible for any damage caused to the roof or any other part of the Building that may be caused by Tenant or any of its agents or representatives in exercising Tenant’s rights or performing Tenant’s obligations under this Section 1.1. For purposes of Sections 5.7 and 10 of the Lease (as amended), the Roof Space shall be deemed part of the Premises.

E.

Tenant shall install only equipment of types and frequencies that will not unreasonably interfere with Landlord or existing tenants of the Building. If Tenant’s equipment causes such interference, Tenant shall change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If, in Landlord’s reasonable judgment, such interference cannot be eliminated within a reasonable period of time, Tenant shall remove the Dish/Antenna from the Roof Space and remove such other Dish/Antenna Items as Landlord may request.

F.

Tenant, at its expense, shall install, operate and maintain the Dish/Antenna Items in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. No Landlord Party shall be responsible for any licensing, operation or maintenance of Tenant’s equipment. Tenant shall be responsible for performing any obligations under its FCC license. The Dish/Antenna shall be connected to Landlord’s power supply in strict compliance with all applicable Building, electrical, fire and safety codes. No Landlord Party shall be liable for any stoppage or shortage of electrical power furnished to the Dish/Antenna or the Roof Space because of (i) any act, omission or requirement of the public utility serving the Building, (ii) any act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or (iii) any other cause beyond Landlord’s reasonable control, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. No Landlord Party shall have any liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

G.

The Dish/Antenna Items shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of the Lease (as amended) or Tenant’s right to possession hereunder. Tenant shall repair any damage caused by such removal, including by patching any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant shall maintain the Dish/Antenna Items in a safe and aesthetically satisfactory condition, as reasonably determined by Landlord, and in good operating condition. Tenant shall keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant’s agents, employees or contractors.

H.

Before commencing any installation, operation, repair or removal of the Dish/Antenna Items, Tenant shall (a) obtain Landlord’s reasonable approval of the service provider retained to perform such work for Tenant, and (b) notify Landlord of such work and coordinate such work with Landlord in order to avoid impairing any warranties relating to the roof. For the performance of any such work affecting the roof, Tenant, upon Landlord’s request, shall, at Tenant’s expense, retain (or cause its contractor to retain) any contractor having a then existing warranty in effect relating to the roof. Except in an emergency, Landlord shall notify Tenant 30 days before commencing any roof repairs that could interrupt Tenant’s telecommunication service or otherwise adversely affect Tenant’s Dish/Antenna.

I.

Tenant shall not allow any provider of telecommunication, video, data or related services (“Communication Services”) to locate any equipment on the roof of the Building or in the Roof Space for any purpose, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building.

J.

If a Default occurs as a result of any failure by Tenant to perform any obligation under this Section 1.1, Landlord, without limiting any other rights or remedies, may remove all or any of the Dish/Antenna Items and restore the Building and the Roof Space to the conditions existing before the Dish/Antenna Items were installed, in which event Tenant shall reimburse Landlord, upon demand, for all reasonable expenses of such removal and restoration.

K.

Tenant’s rights under this Section 1.1 may not be transferred to any other party except in connection with a Transfer permitted under the Lease (as amended). If Landlord establishes a standard license agreement with respect to the use of roof space by tenants of the Building, Tenant, upon Landlord’s request, shall enter into such license agreement with Landlord provided that such license agreement does not materially reduce Tenant’s rights or increase Tenant’s obligations under this Section 1.1.

2.	Miscellaneous.

2.1

This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

2.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

2.3	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

2.4

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

2.5

The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

2.6

Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

2.7	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company

By:	/s/ Kenneth Young
Name:	Kenneth Young
Title:	Vice President - Leasing

TENANT:

EXTEND HEALTH, INC., a Delaware corporation

By:	/s/ Bryce A. Williams
Name:	Bryce A. Williams
Title:	President & CEO

THIRD AMENDMENT

THIS THIRD AMENDMENT (this “Amendment”) is made and entered into as of April 14, 2011, by and between EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company (“Landlord”), and EXTEND HEALTH, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain lease dated June 28, 2010, as previously confirmed by that certain Confirmation Letter dated November 8, 2010 and as previously confirmed by that certain First Amendment dated September 2, 2010 and that certain Second Amendment dated November 23, 2010 (as amended, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 9,939 rentable square feet (the “Current Premises”) described as Suite 400 on the fourth floor of the building commonly known as Peninsula Office Park Building 8 located at 2929 Campus Drive, San Mateo, California (the “Building”).

B.

The parties wish to expand the Premises (defined in the Lease) to include additional space, containing approximately 2,732 rentable square feet described as Suite 405 on the fourth floor of the Building and shown on Exhibit A attached hereto (the “Suite 405 Expansion Space”), on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Suite 405 Expansion.

1.1

Effect of Suite 405 Expansion. Effective as of the Suite 405 Expansion Effective Date (defined in Section 1.2 below), the Premises shall be increased from 9,939 rentable square feet on the fourth floor to 12,671 rentable square feet on the fourth floor by the addition of the Suite 405 Expansion Space, and, from and after the Suite 405 Expansion Effective Date, the Current Premises and the Suite 405 Expansion Space shall collectively be deemed the Premises. The term of the Lease for the Suite 405 Expansion Space (the “Suite 405 Expansion Term”) shall commence on the Suite 405 Expansion Effective Date and, unless sooner terminated in accordance with the Lease, end on the Expiration Date (which the parties acknowledge is November 30, 2015). From and after the Suite 405 Expansion Effective Date, the Suite 405 Expansion Space shall be subject to all the terms and conditions of the Lease except as provided herein. Except as may be expressly provided herein, Tenant shall not be entitled to receive, with respect to the Suite 405 Expansion Space, any allowance, free rent or other financial concession granted with respect to the Current Premises.

1.2

Suite 405 Expansion Effective Date. As used herein, “Suite 405 Expansion Effective Date” means the earlier to occur of (i) the date on which Tenant first commences to conduct business in the Suite 405 Expansion Space, or (ii )June 1, 2011; provided, however, that if Landlord fails to deliver the Suite 405 Expansion Space to Tenant on or before the date described in the preceding clause (ii) as a result of any holdover or unlawful possession by another party, the Suite 405 Expansion Effective Date shall be the date on which Landlord delivers possession of the Suite 405 Expansion Space to Tenant free from occupancy by any party. Any such delay in the Suite 405 Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Suite 405 Expansion Effective Date is delayed, the Expiration Date shall not be similarly extended.

1.3

Confirmation Letter. At any time after the Suite 405 Expansion Effective Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein, which Tenant shall execute and return to Landlord within 10 days after receiving it. If Tenant fails to execute and return (or reasonably object in writing to) such notice within 10 days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

2.	Base Rent. With respect to the Suite 405 Expansion Space during the Suite 405 Expansion Term, the schedule of Base Rent shall be as follows:

Period During Suite 405 Expansion Term	Annual Rate Per Square Foot	Monthly Base Rent
Suite 405 Expansion Effective Date through last day of 12th full calendar month of Suite 405 Expansion Term	$30.60	$6,966.60
13th through 24th full calendar months of Suite 405 Expansion Term	$31.56	$7,185.16
25th through 36th full calendar months of Suite 405 Expansion Term	$32.52	$7,403.72
37th through 48th full calendar months of Suite 405 Expansion Term	$33.48	$7,622.28
49th full calendar month of Suite 405 Expansion Term through the Expiration Date	$34.44	$7,840.84

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended.

3.	Additional Security Deposit. No additional Security Deposit shall be required in connection with this Amendment.

4.	Tenant’s Share. With respect to the Suite 405 Expansion Space during the Suite 405 Expansion Term, Tenant’s Share shall be 3.008%.

5.

Expenses and Taxes. With respect to the Suite 405 Expansion Space during the Suite 405 Expansion Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that, with respect to the Suite 405 Expansion Space during the Suite 405 Expansion Term, the Base Year for Expenses and Taxes shall be 2011.

6.	Improvements to Suite 405 Expansion Space.

6.1

Condition and Configuration of Suite 405 Expansion Space. Tenant acknowledges that it has inspected the Suite 405 Expansion Space and agrees to accept it in its existing condition and configuration (or in such other condition and configuration as any existing tenant of the Suite 405 Expansion Space may cause to exist in accordance with its lease), without any representation by Landlord regarding its condition or configuration and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment.

6.2

Responsibility for Improvements to Suite 405 Expansion Space. Landlord shall perform improvements to the Suite 405 Expansion Space in accordance with the Suite 405 Work Letter attached hereto as Exhibit B.

7.

Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

7.1

Parking. Effective as of the Suite 405 Expansion Effective Date, reference to “Thirty-three (33) unreserved parking spaces” is hereby amended and restated as “Forty-two (42) unreserved parking spaces”.

7.2

Deletion. Section 5.1.A(i) of Exhibit F to the Lease (but only as it relates solely to the Suite 405 Potential Offering Space) and Exhibit H to the Lease are hereby deleted in their entirety and are of no further force or effect.

7.3

Permitted Use. Notwithstanding any provision in the Lease to the contrary, in no event shall the Premises, or any portion of the Premises, be used for either (1) the sale of food from the Premises to the public or (2) the operation of a personnel service offering recruitment and staffing services.

8.	Miscellaneous.

8.1

This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

8.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

8.3	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

8.4

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be hound by this Amendment until Landlord has executed and delivered it to Tenant.

8.5

The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

8.6

Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers (other than CB Richard Ellis) claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

8.7	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver it on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company

By:	/s/ Kenneth Young
Name:	Kenneth Young
Title:	Vice President - Leasing

TENANT:

EXTEND HEALTH, INC., a Delaware corporation

By:	/s/ Joseph J. Murad
Name:	Joseph J. Murad
Title:	Chief Operating Officer

EXHIBIT A

OUTLINE AND LOCATION OF SUITE 405 EXPANSION SPACE

KEY PLAN

7-1-10

PENINSULA OFFICE PARK
2929 CAMPUS DRIVE, SAN MATEO, CA
SUITE 405

Equity Office

Leasing Office
2655 Campus Drive, Suite 100
San Mateo, CA 94403
Tel: 650.372.3500

ID/Architecture

5700 Koll Center Parkway, Suite 110
Pleasanton, California 94566
Tel. 925.484.5245 Fax 925.484.5206

EXHIBIT B

SUITE 405 WORK LETTER

As used in this Exhibit B (this “Suite 405 Work Letter”), the following terms shall have the following meanings: “Agreement” means the amendment of which this Suite 405 Work Letter is a part. “Premises” means the Current Premises and the Suite 405 Expansion Space. For purposes of this Exhibit B, “Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Suite 405 Work Letter. For purposes of this Exhibit B, “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1 COST OF TENANT IMPROVEMENT WORK. Except as provided in Section 2.7 below, the Tenant Improvement Work shall be performed at Landlord’s expense.

2 PLANS.

2.1 Selection of Architect. Landlord shall retain the architect/space planner (for purposes of this Exhibit B, the “Architect”) and the engineering consultants (for purposes of this Exhibit B, the “Engineers”) of Landlord’s choice to prepare all architectural plans for the Premises and all engineering Construction Drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises. The plans and drawings to be prepared by the Architect and the Engineers shall be referred to herein as the “Plans.” Tenant shall be responsible for ensuring that all elements of the design of the Plans are suitable for Tenant’s use of the Premises, and neither the preparation of the Plans by the Architect or the Engineers nor Landlord’s approval of the Plans shall relieve Tenant from such responsibility. Landlord shall (a) cause the Plans, other than any Tenant Revision (defined in Section 2.7 below), to comply with Law; and (b) cause the Architect and Engineers to use the Required Level of Care (defined below) to cause any Tenant Revision to comply with Law; provided, however, that Tenant, not Landlord, shall be responsible for any violation of Law resulting from Tenant’s use of the Premises for other than general office purposes. As used herein, “Required Level of Care” means the level of care that reputable architects and engineers customarily use to cause drawings and specifications to comply with Law where such drawings and specifications are prepared for spaces in buildings comparable in quality to the Building. Tenant shall be responsible for ensuring that any Tenant Revision complies with Law to the extent Landlord is not expressly so responsible under this Section 2.1, and neither the preparation of the Tenant Revision by the Architect or the Engineers nor Landlord’s approval of the Tenant Revision shall relieve Tenant from such responsibility. To the extent that either party (for purposes of this Exhibit B, the “Responsible Party”) is responsible under this Section 2.1 for causing any portion of the Plans to comply with Law, the Responsible Party may contest any alleged violation of Law in good faith, including by seeking a waiver or deferment of compliance, asserting any defense allowed by Law, and exercising any right of appeal (provided that the other party incurs no liability as a result of such contest and that, after completing such contest, the Responsible Party makes any modification to the Plans or any alteration to the Premises that is necessary to comply with any final order or judgment).

2.2 [Intentionally Omitted.]

2.3 Space Plan. Landlord and Tenant acknowledge that they have approved the space plan for the Premises prepared by ID Architecture dated April 11, 2011 (for purposes of this Exhibit B the “Space Plan”), attached hereto as Exhibit B-1. All materials and finishes contemplated by the Space Plan shall be deemed to be Building-standard unless otherwise expressly provided therein.

2.4 Additional Programming Information. Tenant shall deliver to Landlord, in writing, all information (for purposes of this Exhibit B, the “Additional Programming Information”) that, together with the Space Plan, is necessary in the reasonable judgment of Landlord, the Architect and the Engineers to enable them to complete the architectural, engineering and final architectural working drawings for the Tenant Improvement Work in a form and manner that (a) are sufficient to enable subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvement Work, (b) are consistent with the Space Plan and will not increase the cost of the Tenant Improvement Work (in each case as reasonably determined by Landlord), and (c) are otherwise in accordance with Building standards (for purposes of this Exhibit B, collectively, the “Construction Drawings”). The Additional Programming Information shall be consistent with Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building (for purposes of this Exhibit B, collectively, the “Landlord Requirements”) and shall otherwise be subject to Landlord’s reasonable approval. Landlord shall provide Tenant with notice approving or reasonably disapproving the Additional Programming Information within five (5) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Agreement. If Landlord disapproves the Additional Programming Information, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord’s objections. If Landlord disapproves the Additional Programming Information, Tenant shall modify the Additional Programming Information and resubmit the same for Landlord’s review and approval. Such procedure shall be repeated as necessary until Landlord has approved the Additional Programming Information. If requested by Tenant, Landlord, in its sole and absolute discretion, may assist Tenant, or cause the Architect and/or the Engineers to assist Tenant, in preparing all or a portion of the Additional Programming Information; provided, however, that, whether or not the Additional Programming Information is prepared with such assistance, Tenant shall be solely responsible for the timely preparation and delivery of the Additional Programming Information and for all elements thereof.

2.5 Construction Drawings. After approving the Additional Programming Information, Landlord shall cause the Architect and the Engineers to prepare and deliver to Tenant Construction Drawings that conform to the Space Plan and the approved Additional Programming Information. Such preparation and delivery shall occur within 10 business days after the later of Landlord’s approval of the Additional Programming Information or the mutual execution and delivery of this Agreement. Tenant shall approve or disapprove the Construction Drawings by notice to Landlord. If Tenant disapproves the Construction Drawings, Tenant’s notice of disapproval shall specify any revisions Tenant desires in the Construction Drawings. After receiving such notice of disapproval, Landlord shall cause the Architect and the Engineers to revise the Construction Drawings, taking into account the reasons for Tenant’s disapproval (provided, however, that Landlord shall not be required to cause the Architect or the Engineers to make any revision to the Construction Drawings that, in Landlord’s reasonable judgment, would (a) cause the Construction Drawings to (i) fail to conform strictly to the Space Plan, or (ii) fail to comply with Law or the Landlord Requirements, or (b) increase the cost of the Tenant Improvement Work, or that Landlord otherwise reasonably disapproves), and resubmit the Construction Drawings to Tenant for its approval. Such revision and resubmission shall occur within five (5) business days after the later of Landlord’s receipt of Tenant’s notice of disapproval or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 10 business days after the later of such receipt or such execution and delivery) if such revision is material. Such procedure shall be repeated as necessary until Tenant has approved the Construction Drawings. The Construction Drawings approved by Landlord and Tenant are referred to herein as the “Approved Construction Drawings”.

2.6 [Intentionally Omitted.]

2.7 Revisions to Approved Construction Drawings. If Tenant requests any revision to the Approved Construction Drawings (for purposes of this Exhibit B any such revision requested by Tenant, a “Tenant Revision”), Landlord shall provide Tenant with notice approving or reasonably disapproving such Tenant Revision, and, if Landlord approves such Tenant Revision, Landlord shall have such Tenant Revision made and delivered to Tenant, together with notice of any resulting change in the total cost associated with the Tenant Improvement Work, within 10 business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Agreement if such Tenant Revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 15 business days after the later of such receipt or such execution and delivery) if such Tenant Revision is material, whereupon Tenant, within three (3) business days, shall notify Landlord whether it desires to proceed with such Tenant Revision. If Landlord has commenced performance of the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such Tenant Revision. Tenant shall reimburse Landlord, immediately upon demand, for any increase in the total cost associated with the Tenant Improvement Work that results from any Tenant Revision (including the cost of preparing the Tenant Revision). Without limitation, it shall be deemed reasonable for Landlord to disapprove any proposed Tenant Revision that, in Landlord’s reasonable judgment, would fail to comply with Law or with the Landlord Requirements. Landlord shall not revise the Approved Construction Drawings without Tenant’s consent, which shall not be unreasonably withheld, conditioned or delayed.

2.8 Time Deadlines. Tenant shall use its best efforts to cooperate with Landlord and its architect, engineers and other consultants to complete all phases of the Plans and obtain the permits for the Tenant Improvement Work as soon as possible after the execution of this Agreement, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress. Without limiting the foregoing, Tenant shall approve the Construction Drawings pursuant to Section 2.5 above on or before Tenant’s Approval Deadline (defined below). As used in this Suite 405 Work Letter, “Tenant’s Approval Deadline” means June 23, 2011; provided, however, that Tenant’s Approval Deadline shall be extended by one day for each day, if any, by which Tenant’s approval of the Construction Drawings pursuant to Section 2.5 above is delayed by any failure of Landlord to perform its obligations under this Section 2.

3 CONSTRUCTION.

3.1 Contractor. A contractor designated by Landlord (for purposes of this Exhibit B, the “Contractor”) shall perform the Tenant Improvement Work. In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

3.2 Construction.

3.2.1 [Intentionally Omitted.]

3.2.2 Landlord’s Retention of Contractor. Landlord shall independently retain the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings.

3.2.3 Contractor’s Warranties. Tenant waives all claims against Landlord relating to any defects in the Tenant Improvements; provided, however, that if, within 30 days after substantial completion of the Tenant Improvements, Tenant provides notice to Landlord of any non-latent defect in the Tenant Improvements, or if, within 11 months after substantial completion of the Tenant Improvements, Tenant provides notice to Landlord of any latent defect in the Tenant Improvements, then Landlord shall, at its option, either (a) assign to Tenant any right Landlord may have under the Construction Contract (defined below) to require the Contractor to correct, or pay for the correction of, such defect, or (b) at Tenant’s expense, use reasonable efforts to enforce such right directly against the Contractor for Tenant’s benefit. As used in this Suite 405 Work Letter, “Construction Contract” means the construction contract between Landlord and the Contractor pursuant to which the Tenant Improvements will be constructed.

4 COMPLETION. Tenant acknowledges and agrees that the Tenant Improvement Work may be performed during Building Hours before or after the Suite 405 Expansion Effective Date. Landlord and Tenant shall cooperate with each other in order to enable the Tenant Improvement Work to be performed in a timely manner and with as little inconvenience to the operation of Tenant’s business as is reasonably possible. Notwithstanding any contrary provision of this Agreement, any delay in the completion of the Tenant Improvement Work or inconvenience suffered by Tenant during the performance of the Tenant Improvement Work shall not delay the Suite 405 Expansion Effective Date, nor shall it subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of rent or other sums payable under the Lease (as amended).

5 MISCELLANEOUS. Notwithstanding any contrary provision of this Agreement, if Tenant defaults under this Agreement before the Tenant Improvement Work is completed, Landlord’s obligations under this Suite 405 Work Letter shall be excused until such default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work. This Suite 405 Work Letter shall not apply to any space other than the Premises.

EXHIBIT B-1

SPACE PLAN

ADJACENT SUITE
BREAK/ WORK RM.
409
OFFICE
408
OPEN OFFICE
410
OFFICE
407
BALCONY
408
OFFICE
405
OFFICE
404
OFFICE
403
OFFICE
402
OFFICE
411
OFFICE
412
OFFICE
413
STOR
415
104 SF
HALL
414
(E) SERVER
SERVER
416
F.H.C.
RECEPT.
401
(E) CARPET
(N) WOOD FLOORING
KEY PLAN

TITLE:	EXTEND HEALTH EXPANSION
ADDRESS:	PENINSULA OFFICE PARK - POP-#8 2929 CAMPUS DRIVE, 4th FLOOR SAN MATEO, CA

Rev	Date	Description
△		
△		
△		
△		
△		

Scale:	BAR SCALE
Drawn By:	DGM/ JD
Date:	4-11-11
Project No.:	11075
Sheet No.:	SP-1a

ID/Architecture

6700 Koll Center Parkway, Suite 110 Pleasanton, California 94566 Tel. 925.484.5245 Fax 925.484.5206

GENERAL NOTES

1. REPAIR EXISTING CARPET AS REQUIRED (SMALL REPAIRS REQUIRED AT SELECT LOCATIONS). AT COMPLETION OF PROJECT, SHAMPOO CARPETS THRU-OUT. EXISTING VINYL TILE FLOORS TO REMAIN (CLEAN/WAX AS REQUIRED).
2. REPAIR/REPLACE/INSTALL NEW RUBBER BASE WHERE REQUIRED TO MATCH EXISTING (NOTE: SLIGHT COLOR VARIATION BETWEEN NEW AND EXISTING BASE WILL OCCUR).
3. PAINT WALLS THRU-OUT WITH BLDG. STD. PAINT (ONE COAT OR TO COVER EXCEPT AT NEW WALLS (PRIMER AND TWO COATS OR TO COVER). REPAIR DAMAGED WALLS WHERE OCCURS. EXISTING DOORS AND FRAMES TO BE CLEANED (NO NEW PAINT).
4. REPAIR/REPLACE DAMAGED CEILING GRID & TILE WHERE REQUIRED.
5. EXISTING DATA CABLING ABOVE CEILING TO REMAIN.
6. REPAIR OR REPLACE BROKEN OR MISSING BLINDS WHERE OCCURS. SEE NOTES FOR NEW BLINDS WHERE OCCURS.
7. RECONFIGURE/DROP EXISTING FIRE SPRINKLERS AS REQUIRED AT NEW CEILING GRID IN RECEPTION, AND AS REQUIRED THRU-OUT.
8. MODIFY EXISTING FIRE-LIFE SAFETY SYSTEM AS REQUIRED FOR USE AS SHOWN.
9. EXISTING SUPPLEMENTAL HVAC UNIT SERVING SERVER ROOM (WITH SEPARATE METER) TO REMAIN (THIS UNIT WILL BE NON-OPERATIONAL)
10. RE-CONFIGURE EXISTING "HOUSE" HVAC WHERE REQUIRED.

LEGEND

- EXISTING CONSTRUCTION TO REMAIN
- WALL TO BE DEMOLISHED
- EXISTING TEMPERED GLASS SIDELITE TO REMAIN
- EXISTING DOOR/FRAME/HARDWARE TO REMAIN (SEE GENERAL NOTES)
- EXISTING PHONE BOARD TO REMAIN

SHEET NOTES

[1] EXISTING LOCKING HARDWARE TO REMAIN AT THIS DOOR

[2] REMOVE EXISTING SERVER RACK AND ANCHOR BOLTS COMPLETE. GRIND BOLT DOWN FLUSH WITH FLOOR AS REQUIRED.

[3] CONTRACTOR TO INSTALL NEW BLDG. STD. CEILING GRID & TILE TO MATCH EXISTING CEILING AND HEIGHT IN RECEPTION WHERE CEILING HAS BEEN DEMOLISHED.

[4] CONTRACTOR TO INSTALL A TOTAL OF (3) BLDG. STD RECESSED 18-CELL PARABOLIC 2'X4' LIGHT FIXTURES IN RECEPTION (ONE RELOCATED, TWO NEW). RE-SWITCH/RE-WIRE LIGHTING AS REQUIRED. REMOVE (2) SEPARATED SWITCHES NEAR EXIT DOOR AND COMBINE IN (1) BOX. RESWITCH LIGHTING AS REQUIRED.

[5] DEMO PORTION OF EXISTING WALL TO PROVIDE AND INSTALL NEW NON-RATED S.C. PLAIN SLICED MAPLE DOOR, 3'-0"W. x MATCH (E) HT., WITH NEW COMPOSITE WOOD FRAME W/ WOOD VENEER FINISH TO MATCH EXISTING. WOOD FRAME SHALL BE INTEGRAL WITH NEW MAX. WIDTH (±1'-3") x DOOR-HT. TEMPERED GLASS SIDELIGHT ASSEMBLY. (NEW SIDELIGHT ASSEMBLY SHALL MATCH EXISTING FRAMELESS ASSEMBLY IN EXTEND HEALTH'S CURRENT SUITE). PROVIDE STD. LATCH SET AT DOOR. PATCH CARPET WITH SALVAGE FROM RECEPT.

[6] EXISTING UPPER CABINET TO REMAIN . CONTRACTOR TO MODIFY TOE KICK OF LOWER PLASTIC LAMINATE CABINETRY TO PROVIDE MAXIMUM 34" HIGH COUNTER (REMOVE & RE-INSTALL AS REQUIRED). RE-PLUMB SINK DRAIN. FAUCET, DISPOSAL, WATER-HEATER, COPPER TUBING AND INSTA-HOT WATER FAUCET AT SINK TO REMAIN. REPLACE LAMPS/BALLASTS IN UNDER CAB LIGHTING AS REQUIRED. PROVIDE ELECTRICAL/SWITCH OUTLET BOX EXTENSIONS AS REQUIRED TO BRING ELECTRICAL ABOVE COUNTER TO WITHIN 24" OF FRONT EDGE OF COUNTER.

[7] EXISTING WINDOW FILM TO REMAIN.

[8] REMOVE EXISTING MINI-BLINDS COMPLETE. PATCH/ REPAIR/ CAULK AND TROWEL SMOOTH HOLES AS REQUIRED.

[9] REMOVE EXISTING WIRE MANAGEMENT CABINET COMPLETE. PATCH AND REPAIR EXISTING SURFACES AS REQUIRED. GRIND DOWN ANY REMAINING ANCHOR BOLTS FLUSH WITH FLOOR AS REQUIRED.

[10] EXISTING PORTION OF CARPET IN RECEPTION TO REMAIN. CONTRACTOR TO PROVIDE AND INSTALL NEW WOOD FLOORING TO MATCH EXISTING (IF POSSIBLE) IN CURRENT EXTEND HEALTH RECEPTION. CONTRACTOR TO INSTALL NEW RUBBER BASE TO MATCH EXISTING BASE AT CARPET (NO WOOD BASE INCLUDED IN THIS ROOM).

[11] TENANT TO REMOVE/RELOCATE TV & MOUNTING BRACKET TO NEW LOCATION IN CONFERENCE ROOM. CONTRACTOR TO PROVIDE POWER AND NEW DATA LOCATION (RING & STRING ONLY) AT NEW TV LOCATION. CONTRACTOR TO PROVIDE BACKING IN WALL AS REQUIRED. PATCH & REPAIR EXISTING DRY WALL SURFACES AND PREPARE FOR PAINT. CONTRACTOR REMOVE POWER/DATA AT OLD LOCATION FOR INSTALLATION OF NEW DOOR. BUNDLE EXISTING DATA ABOVE CEILING FOR RE-ROUTING BY TENANT'S VENDOR.

[12] INSTALL LAMPING & LIGHTING COMPONENTS MISSING IN (1) (E) DOWNLIGHT THIS ROOM

[13] EXISTING CYLINDER ONLY LOCKSET AT EXIT DOOR TO REMAIN.

[14] EXISTING ELECTRONIC LOCK MECHANISM TO REMAIN THIS DOOR. NOTE: CARD-READER HAS BEEN REMOVED

[15] RE-INSTALL (E) DOWNLIGHT IN THIS ROOM (CURRENTLY HANGING BELOW GRID).

[16] CONTRACTOR TO PROVIDE LIGHT SWITCHES THIS OFFICE AND RE-SWITCH LIGHTING AS REQUIRED

[17] INSTALL NEW EXIT LIGHT AT EXIT DOOR.

[18] NOT - USED.

ID/Architecture

TITLE:
EXTEND HEALTH EXPANSION

ADDRESS:
PENINSULA OFFICE PARK - POP-#8
2929 CAMPUS DRIVE, 4th FLOOR
SAN MATEO, CA

Rev.	Date	Description
△		
△		
△		
△		
△		

Scale: SEE BAR SCALE
Drawn By: BGM/ JD
Date: 4-11-11
Project No.: 11075

Sheet No.: **SP-1b**

6700 Koll Center Parkway, Suite 110 Pleasanton, California 94566 Tel. 925.484.5245 Fax 925.484.5206

EXHIBIT C

NOTICE OF LEASE TERM DATES

            , 2010

To:

Re:

Third Amendment (the “Amendment”), dated             , 20    , to a lease agreement dated June 28, 2010, between EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company (“Landlord”), and EXTEND HEALTH, INC., a Delaware corporation (“Tenant”), concerning Suite 405 on the fourth floor of the building located at 2929 Campus Drive, San Mateo, California (the “Suite 405 Expansion Space”).

Lease ID:

Business Unit Number:

Dear             :

In accordance with the Amendment, Tenant accepts possession of the Suite 405 Expansion Space and confirms that (a) the Suite 405 Expansion Effective Date is             , 20    , and (b) the Expiration Date November 30, 2015.

PLEASE ACKNOWLEDGE THE FOREGOING BY SIGNING ALL THREE (3) COUNTERPARTS OF THIS LETTER IN THE SPACE PROVIDED BELOW AND RETURNING TWO (2) FULLY EXECUTED COUNTERPARTS TO MY ATTENTION. PLEASE NOTE THAT, PURSUANT TO SECTION 1.3 OF THE AMENDMENT, IF TENANT FAILS TO EXECUTE AND RETURN (OR REASONABLY OBJECT IN WRITING TO) THIS LETTER WITHIN 10 DAYS AFTER RECEIVING IT, TENANT SHALL BE DEEMED TO HAVE EXECUTED AND RETURNED IT WITHOUT EXCEPTION.

“Landlord”:

EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company

By:
Name:
Title:

Agreed and Accepted as of             , 2010.

“Tenant”:

EXTEND HEALTH, INC. a Delaware corporation

By:
Name:
Title:

FOURTH AMENDMENT

THIS FOURTH AMENDMENT (this “Amendment”) is made and entered into as of July 18, 2011, by and between EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company (“Landlord”), and EXTEND HEALTH, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant are parties to that certain lease dated June 28, 2010, as previously confirmed by that certain Confirmation Letter dated November 8, 2010 and as previously amended by that certain First Amendment dated September 2, 2010, that certain Second Amendment dated November 23, 2010, and that certain Third Amendment (“Third Amendment”) dated April 14, 2011 (as amended, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 12,671 rentable square feet (the “Premises”) described as (i) Suite 400 consisting of approximately 9,939 rentable square feet and (ii) Suite 405 consisting of approximately 2,732 rentable square feet. Both suites are located on the fourth floor of the building commonly known as Peninsula Office Park Building 8 located at 2929 Campus Drive, San Mateo, California (the “Building”).

B.	Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Amendment. Effective as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:

1.1.	Section 1.2 of the Third Amendment is hereby amended and restated as the following:

“1.2.	Suite 405 Expansion Effective Date. As used herein, “Suite 405 Expansion Effective Date” means the earlier to occur of (i) the date on which Tenant first commences to conduct business in the Suite 405 Expansion Space, or (ii) June 15, 2011; provided, however, that if Landlord fails to deliver the Suite 405 Expansion Space to Tenant on or before the date described in the preceding clause (ii) as a result of any holdover or unlawful possession by another party, the Suite 405 Expansion Effective Date shall be the date on which Landlord delivers possession of the Suite 405 Expansion Space to Tenant free from occupancy by any party. Any such delay in the Suite 405 Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Suite 405 Expansion Effective Date is delayed, the Expiration Date shall not be similarly extended.”

2.	Miscellaneous.

2.1.	This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

2.2.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

2.3.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

2.4.	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

1

2.5.	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

2.6.	Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

2.7.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

EOP-PENINSULA OFFICE PARK, L.L.C., a Delaware limited liability company

By:	/s/ John C. Moe
Name:	John C. Moe
Title:	Market Managing Director

TENANT:

EXTEND HEALTH, INC., a Delaware corporation

By:	/s/ Joseph J. Murad
Name:	Joseph J. Murad
Title:	Chief Operating Officer

2